SCHEDULE 14C

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Bioheart, Inc.

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                  Common Stock, par value $0.001 per share

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          2) Aggregate number of securities to which transaction applies:

                   463,274,232 common shares; 20,000,000 preferred shares

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Bioheart, Inc.

13794 NW 4th Street, Suite 212,

Sunrise, Florida 33325

(954) 835-1500

bioheart@bioheartinc.com

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This notice and information statement (the “Information Statement”) will be mailed on or about April  17, 2014 to the stockholders of record, as of April  16, 2014, to shareholders of Bioheart, Inc., a Florida corporation (the “Company”) pursuant to: Section 14(c) of the Exchange Act of 1934, as amended. This Information Statement is circulated to advise the shareholders of action already approved and taken without a meeting by written consent of  the holders of a majority of the Company’s outstanding voting common and outstanding voting preferred stock, specifically, management and one non-solicited shareholder, representing 597,553,092 voting capital  shares (including 20,000,000 preferred shares that have 25 for 1 voting rights or 500,000,000 voting shares) (62% of the Company’s issued and outstanding voting stock as of the Record Date).  Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the corporate action described in this Notice can be taken no sooner than 20 calendar days after the accompanying Information Statement is first sent or given to the Company’s stockholders.  Since the accompanying Information Statement is first being sent or given to security holders on April 28, 2014 to the corporate action described therein may be effective on or after May  19, 2014.

Please review the Information Statement included with this Notice for a more complete description of this matter. This Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT

TO SEND US A PROXY.

The actions to be effective twenty days after the mailing of this Information Statement are as follows:

Ratification of the increase of the authorized shares of capital stock of the Company from nine hundred and fifty million (950,000,000) shares of common stock  and twenty million (20,000,000) shares of preferred stock, both $.001 par value respectively, to two billion (2,000,000,000) shares of shares of common stock and twenty million (20,000,000) shares of preferred stock, both $.001 par value respectively, effective as of the filing of an amendment to the Company's Articles of  Incorporation with the Florida Secretary of State.

The increase in the authorized shares described in the accompanying Information Statement has been duly authorized and approved by the written consent of the holders of a majority of the voting capital shares of the Company’s issued and outstanding voting securities, your vote or consent is not requested or required. The accompanying Information Statement is provided solely for your information. The accompanying Information Statement also serves as the notice required by the Section 607-0704 of the Florida Business Corporations Act of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders.

By order of the Board of Directors,

Mike Tomas

Chief Executive Officer

April 28, 2014

The elimination of the need for a meeting of stockholders to approve this action is made possible by Florida Statutes which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our stockholders, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities. This Information Statement is circulated to advise the shareholders of action already approved by written consent of the shareholders who collectively hold a majority of the voting power of our capital stock.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A “SAFE HARBOR” FOR FORWARD LOOKING STATEMENTS. This Information Statement contains statements that are not historical facts. These statements are called “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve important known and unknown risks, uncertainties and other factors and can be identified by phrases using “estimate,” “anticipate,” “believe,” “project,” “expect,” “intend,” “predict,” “potential,” “future,” “may,” “should” and similar expressions or words. Our future results, performance or achievements may differ materially from the results, performance or achievements discussed in the forward-looking statements. There are numerous factors that could cause actual results to differ materially from the results discussed in forward-looking statements, including:

•

Changes in relationships and market for the development of the business of the Company that would affect our earnings and financial position.

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Considerable financial uncertainties that could impact the profitability of our business.

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Factors that we have discussed in previous public reports and other documents filed with the Securities and Exchange Commission.

This list provides examples of factors that could affect the results described by forward-looking statements contained in this Information Statement. However, this list is not intended to be exhaustive; many other factors could impact our business and it is impossible to predict with any accuracy which factors could result in which negative impacts. Although we believe that the forward-looking statements contained in this Information Statement are reasonable, we cannot provide you with any guarantee that the anticipated results will be achieved. All forward-looking statements in this Information Statement are expressly qualified in their entirety by the cautionary statements contained in this section and you are cautioned not to place undue reliance on the forward-looking statements contained in this Information Statement. In addition to the risks listed above, other risks may arise in the future, and we disclaim any obligation to update information contained in any forward-looking statement.

Bioheart, Inc.

13794 NW 4th Street, Suite 212,

Sunrise, Florida 33325

(954) 835-1500

bioheart@bioheartinc.com

This Information Statement is being furnished by Bioheart, Inc., a Florida corporation (“we,” “us,” “our” or the “Company”), in connection with action taken by the holders of a majority of the voting power of the Company’s issued and outstanding voting securities. By written consent dated through April 16, 2014, the holders of a majority of the voting power approved the increase of the authorized capital stock of the Company from nine hundred and fifty million (950,000,000) shares of common stock  and twenty million (20,000,000) shares of preferred stock, both $.001 par value respectively, to two billion (2,000,000,000) shares of shares of common stock and twenty million (20,000,000) shares of preferred stock, both $.001 par value respectively, effective as of the filing of an amendment to the Company's Articles of  Incorporation with the Florida Secretary of State.  We are first sending or giving this Information Statement on or about April 28, 2014 to our stockholders of record as of the close of business on April 16, 2014 (the “Record Date”). Our principal executive offices are located at 13794 NW 4th Street, Suite 212, Sunrise, Florida 33325 and our main telephone number is (954) 835-1500.

Board Approval of the Increase in Authorized Common Shares

On April 16, 2014, our board of directors authorized the increase of the authorized capital stock of the Company from nine hundred and fifty million (950,000,000) shares of common stock  and twenty million (20,000,000) shares of preferred stock, both $.001 par value respectively, to two billion (2,000,000,000)  shares of shares of common stock and twenty million (20,000,000) shares of preferred stock, both $.001 par value respectively, effective as of the filing of an amendment to the Company's Articles of  Incorporation with the Florida Secretary of State.

The Action by Written Consent

Through April 16 2014, the holders of a majority of the votes of the Company’s outstanding voting securities approved the increase of the authorized capital stock of the Company from nine hundred and fifty million (950,000,000) shares of common stock  and twenty million (20,000,000) shares of preferred stock, both $.001 par value respectively, to two billion (2,000,000,000)  shares of shares of common stock and twenty million (20,000,000) shares of preferred stock, both $.001 par value respectively, effective as of the filing of an amendment to the Company's Articles of  Incorporation with the Florida Secretary of State.  Management and one non-solicited shareholder, representing 597,553,092 voting capital  shares (including 20,000,000 preferred shares that have 25 for 1 voting rights or 500,000,000 voting shares) (62% of the Company’s issued and outstanding voting stock as of the record date)  executed a written consent approving the action.

No Further Voting Required

We are not seeking consent, authorizations, or proxies from you. Section 607-0704 of the Florida Business Corporations Act and our bylaws provide that actions requiring a vote of the stockholders may be approved by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The approval by at least a majority of the outstanding voting power of our voting securities is required to approve the increase in the authorized shares of common stock.

Notice Pursuant to the Florida Statutes

Pursuant to the Florida Business Corporations Act, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by the Florida Statutes.

Dissenters’ Rights of Appraisal

The Florida Business Corporations Act does not provide dissenters’ rights of appraisal to our stockholders in connection with the matters approved by the Written Consent.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in the registration statement include or relate to, among other things, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” as well as in the registration statement generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in the registration statement generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in the registration statement will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions described herein. The assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the “Risk Factors” section of the registration statement, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in the registration statement, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Any statement in the registration statement that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward- looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risks outlined under “Risk Factors” herein. The reader is cautioned that our company does not have a policy of updating or revising forward-looking statements and thus the reader should not assume that silence by management of our company over time means that actual events are bearing out as estimated in such forward-looking statements.

APPROVAL OF THE INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK

“Company,” “our company,” “us,” “we” and “our” refer to Bioheart, Inc. unless the context requires otherwise

Corporate History and Business

Overview

We are a biotechnology company focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage and the discovery and development of autologous cellular therapies to treat a variety of degenerative diseases. Our lead product candidate is MyoCell, an innovative clinical therapy designed to populate regions of scar tissue within a patient’s heart with autologous muscle cells, or cells from a patient’s body, for the purpose of improving cardiac function in chronic heart failure patients.

We were incorporated in the State of Florida in August 1999. Our principal executive offices are located at 13794 NW 4th Street, Suite 212, Sunrise, Florida 33325 and our telephone number is (954) 835-1500. Information about us is available on our corporate web site at www.bioheartinc.com. Information contained on the web site does not constitute part of, and is not incorporated by reference in, this report.

Biotechnology Product Candidates

Specific to biotechnology, we are focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage as well as degenerative diseases. In our pipeline, we have multiple product candidates for the treatment of heart damage, including MyoCell, Myocell SDF-1, and Adipocell. MyoCell and MyoCell SDF-1 are clinical muscle-derived cell therapies designed to populate regions of scar tissue within a patient’s heart with new living cells for the purpose of improving cardiac function in chronic heart failure patients.

MyoCell SDF-1 is intended to be an improvement to MyoCell. MyoCell SDF-1 is similar to MyoCell except that the myoblast cells to be injected for use in MyoCell SDF-1 will be modified prior to injection by an adenovirus vector or non-viral vector so that they will release extra quantities of the SDF-1 protein, which expresses angiogenic factors. AdipoCell is a patient-derived cell therapy proposed for the treatment of acute myocardial infarction, chronic heart ischemia, and lower limb ischemia. We hope to demonstrate that these product candidates are safe and effective complements to existing therapies for chronic and acute heart damage.

We have completed various clinical trials for MyoCell including the SEISMIC Trial, a 40-patient, randomized, multicenter, controlled, Phase II-a study conducted in Europe and the MYOHEART Trial, a 20-patient, multicenter, Phase I dose-escalation trial conducted in the United States. We were approved by the U.S. Food and Drug Administration, or the “FDA”, to proceed with a 330-patient, multicenter Phase II/III trial of MyoCell in North America and Europe, or the MARVEL Trial. We completed the MyoCell implantation procedure on the first patient in the MARVEL Trial on October 24, 2007. Thus far, 20 patients, including 6 control patients, have been treated. Initial results for the 20 patients were released at the Heart Failure Society of American meeting in September, 2009, showing a significant (35%) improvement in the 6 minute walk for those patients who were treated, and no improvement for those who received a placebo. On the basis of these results, we have applied for and received approval from the FDA to reduce the number of additional patients in the trial to 134, for a total of 154 patients.

We have also initiated the MIRROR trial, which is a Phase III, double-blind placebo controlled study for centers outside the US. The SEISMIC, MYOHEART,MARVEL and MIRROR Trials have been designed to test the safety and efficacy of MyoCell in treating patients with severe, chronic damage to the heart. Upon regulatory approval of MyoCell, we intend to generate revenue in the United States from the sale of MyoCell cell-culturing services for treatment of patients by qualified physicians.

We received approval from the FDA in July of 2009 to conduct a Phase I safety study on 15 patients of a combined therapy (Myocell with SDF-1), which we believe was the first approval of a study combining gene and cell therapies. We initially commenced work on this study, called the REGEN Trial, during the first quarter of 2010. We suspended activity on the trial in 2010 while seeking additional funding necessary to conduct the trial.

We are seeking to secure sufficient funds to reinitiate enrollment in the MARVEL and REGEN trials. If we successfully secure such funds, we intend to re-engage a contract research organization, or CRO, investigators and certain suppliers to advance such trials.

We have completed the Phase I Angel Trial for AdipoCell (adipose derived stem cells). Five patients were enrolled and treated in the second quarter of 2013.

We have also initiated several Institutional Review Board studies using adipose derived stem cells for various indications including dry macular degeneration, degenerative disc disease, erectile dysfunction and chronic obstructive pulmonary disease.

MyoCell

MyoCell is a clinical therapy intended to improve cardiac function for those with congestive heart failure and is designed to be utilized months or even years after a patient has suffered severe heart damage due to a heart attack or other cause. We believe that MyoCell has the potential to become a leading treatment for severe, chronic damage to the heart due to its perceived ability to satisfy, at least in part, what we believe to be an unmet demand for more effective and/or more affordable therapies for chronic heart damage. MyoCell uses myoblasts, cells that are precursors to muscle cells, from the patient’s own body. The myoblasts are removed from a patient’s thigh muscle, isolated, grown through our proprietary cell culturing process, and injected directly in the scar tissue of a patient’s heart. A qualified physician performs this minimally invasive procedure using an endoventricular catheter. We entered into an agreement with a Johnson & Johnson company to use its NOGA® Cardiac Navigation System along with its MyoStar™ injection catheter for the delivery of MyoCell in the MARVEL Trial. These cells can also be delivered with our MyoCath catheter.

When injected into scar tissue within the heart wall, myoblasts have been shown to be capable of engrafting in the damaged tissue and differentiating into mature skeletal muscle cells. In a number of clinical and animal studies, the engrafted skeletal muscle cells have been shown to express various proteins that are important components of contractile function. By using myoblasts obtained from a patient’s own body, we believe MyoCell is able to avoid certain challenges currently faced by other types of cell-based clinical therapies including tissue rejection and instances of the cells differentiating into cells other than muscle. Although a number of therapies have proven to improve the cardiac function of a damaged heart, no currently available treatment, to our knowledge, has demonstrated an ability to generate new muscle tissue within the scarred regions of a heart.

Our completed clinical trials of MyoCell to date, l have been primarily targeted to patients with severe, chronic damage to the heart who are in Class II or Class III heart failure according to the New York Heart Association, or NYHA, heart failure classification system. The NYHA system classifies patients in one of four categories based on how limited they are during physical activity. NYHA Class II heart failure patients have a mild limitation of activity and are generally comfortable at rest or with mild exertion while NYHA Class III heart failure patients suffer from a marked limitation of activity and are generally comfortable only at rest.

In addition to studies we have sponsored, we understand that myoblast-based clinical therapies have been the subject of at least eleven clinical trials involving more than 325 enrollees, including at least 235 treated patients. Although we believe many of the trials are different from the trials sponsored by us in a number of important respects, it is our view that the trials have advanced the cell therapy industry’s understanding of the potential opportunities and limitations of myoblast-based therapies.

We believe the market for treating patients in NYHA Class II or NYHA Class III heart failure is significant. According to the AHA Statistics and the European Society of Cardiology Task Force for the Treatment of Chronic Heart Failure, in the United States and Europe there are approximately 5.2 million and 9.6 million, respectively, patients with heart failure. The AHA Statistics further indicate that, after heart failure is diagnosed, the one-year mortality rate is high, with one in five dying and that 80% of men and 70% of women under age 65 who have heart failure will die within eight years.

We believe that approximately 60% of heart failure patients are in either NYHA Class II or NYHA Class III heart failure based upon a 1999 study entitled “Congestive Heart Failure Due to Diastolic or Systolic Dysfunction – Frequency and Patient Characteristics in an Ambulatory Setting” by Diller, PM, et. al.

MyoCath Product Candidate

The MyoCath was developed by Bioheart co-founder Robert Lashinski specifically for delivering new cells to damaged tissue. It is a deflecting tip needle injection catheter that has a larger needle which is 25 gauge for better flow rates and less leakage than systems that are 27 gauge. This larger needle allows for thicker compositions to be injected which helps with cell retention in the heart. Also, the MyoCath needle has more fluoroscopic brightness than the normally used nitinol needle, enabling superior visualization during the procedure. Seeing the needle well during injections enables the physician who is operating the catheter to pinpoint targeted areas more precisely, thus improving safety. The MyoCath competes well with other biological delivery systems on price and efficiency and allows the physician to utilize standard fluoroscopy and echo equipment found in every cath lab. The MyoCath is used to inject cells into cardiac tissue in therapeutic procedures to treat chronic heart ischemic and congestive heart failure. The MyoCath catheters are currently produced by a contract manufacturer on an as needed basis.

AdipoCell

Bioheart has successfully completed various trials using adipose stem cells.  In August 2013, the Company canceled its license agreement with the Ageless Regenerative Institute for adipose derived stem cells called LipiCell.  Bioheart has entered into a term sheet agreement with Invitrx to License their adipose derived stem cell products.  Bioheart has changed its adipose derived stem cell product name to AdipoCell.

Bioheart has funded and completed enrollment of 5 patients in the Angel Trial in Mexico utilizing adipose derived cells.  Preliminary 3 month follow up data in the study was reported in September 2013. At the 3 month time point, patients are demonstrating an average improvement in exercise capacity or a six minute walk test of 47 meters.  In addition, 60% percent or a majority of the patients are walking greater than 65 meters further at 3 months post stem cell injection.

The patients are also reporting an average improvement of 13 points in their Minnesota Living with Heart Failure questionnaire.  An improvement of 5 points or greater is considered “clinically meaningful” and 80% of the patients in the trial had a greater than 5 point improvement.

Business Strategy

Our principal objective is to become a leading regenerative medicine company that discovers, develops and commercializes novel, autologous cell therapies, and related devices, for the treatment and improved care of patients suffering from chronic and acute heart damage as well as lower limb ischemia. Our secondary objective is the discovery, development and commercialization of autologous cell therapies for the treatment of degenerative diseases.  The number of heart failure patients is expected to increase from 25 million worldwide today to over 50 million in five years. Our focus is on serving these patients. To achieve our primary objective, we plan to pursue the following strategies:

Obtain initial regulatory approval of MyoCell and/or MyoCell SDF-1 by targeting patients with severe heart damage. In July 2007, we treated the final patient in the Phase II SEISMIC Trial, which was comprised of 40 patients, including 26 treated patients. The SEISMIC study results demonstrated that 94% of MyoCell treated patients improved or did not worsen in heart failure class while only 6% worsened, while in the control group receiving only drugs 42% worsened.  84% of MyoCell treated patients improved or did not worsen in exercise capacity and only 16% worsened, while 69% of the control patients worsened.  The average improvement in 6 minute walk was 62 meters.  This compares very favorably with the current gold standard in advanced heart failure treatment, Bi-Ventricular pacing, where they achieved 16 to 20 meters improvement over control patients in the Phase II MIRACLE trial that led to commercial approval of this product. By targeting a class of patients for whom existing therapies are very expensive, unavailable or not sufficiently effective, we hope to expedite regulatory approval of MyoCell and/or MyoCell SDF-1. Obtain regulatory approval of MyoCell and/or MyoCell SDF-1 to treat patients with less severe heart damage. If we obtain initial regulatory approval of MyoCell for the Class III Subgroup, we intend to continue to sponsor clinical trials in an effort to demonstrate that MyoCell and/or MyoCell SDF-1 should receive regulatory approval to treat all patients in NYHA Class II, NYHA Class III and NYHA Class IV heart failure and, provided we believe we have a reasonable basis to support such an indication, we intend to seek regulatory approval for these patients.

Continue existing studies with adipose derived stem cells and endothelial progenitor cells. We have initiated studies for the applications of lower limb ischemia, acute myocardial infarction and chronic heart ischemia. We have treated patients in the clinical program called the ANGEL trial utilizing adipose derived cells or AdipoCell for congestive heart failure patients. Using the clinical data from the trial in Mexico and preclinical studies, Bioheart plans to apply to the FDA to begin a Phase I study in the US.  Bioheart has completed several preclinical studies demonstrating the safety and efficacy of this product including a study led by Keith March, MD, PhD, Director of the Vascular and Cardiac Center for Adult Stem Cell Therapy at the Indiana University.  The adipose cells showed a tendency toward cardiomyocyte regeneration, prominent angiogenesis (growth of new blood vessels) and reduction in the infarction size. In addition, Bioheart has several studies for the use of adipose derived stem cells.

Continue to develop our pipeline of cell-based therapies and related devices for the treatment of chronic and acute heart damage. In parallel with our efforts to secure regulatory approval of MyoCell, we intend to continue to develop and test other product candidates for the treatment of chronic and acute heart damage. These efforts are expected to initially focus on MyoCell SDF-1, AdipoCell, MyoCath and MyoCath II product candidates.

Develop our sales and marketing capabilities. In advance of U.S. regulatory approval of our MyoCell product candidate, we intend to internally build a sales force to cover the U.S. market and to utilize dealers in foreign markets which we anticipate will market MyoCell, MyoCell SDF-1 and our heart failure focused products primarily to interventional cardiologists and heart failure specialists. We are currently marketing our adipose derived stem cell therapy product in the U.S. and foreign markets.

Continue to refine our MyoCell and MyoCell SDF-1 cell culturing processes.

Expand and enhance our intellectual property rights. We intend to continue to expand and enhance our intellectual property rights.

License, acquire and/or develop complementary products and technologies. We intend to strengthen and expand our product development efforts through the license, acquisition and/or development of products and technologies that support our business strategy.

Industry Background

Myocardial Infarction (Heart Attack)

Myocardial infarction, or MI, commonly known as a heart attack, occurs when a blockage in a coronary artery severely restricts or completely stops blood flow to a portion of the heart. When blood supply is greatly reduced or blocked for more than a short period of time, heart muscle cells die. If the healthy heart muscle cells do not replace the dead cells within approximately two months, the injured area of the heart becomes unable to function properly. In the healing phase after a heart attack, white blood cells migrate into the affected area and remove the dead heart muscle cells. Then, fibroblasts, the connective tissue cells of the human body, proliferate and form a collagen scar in the affected region of the heart. Following a heart attack, the heart's ability to maintain normal function will depend on the location and amount of damaged tissue. The remaining initially undamaged heart muscle tissue must perform more work to adequately maintain cardiac output. Because the uninjured region is then compelled to work harder than normal, the heart can progressively deteriorate until it is unable to pump adequate blood to oxygenate the body properly leading to heart failure and ultimately death.

Congestive Heart Failure (CHF)

Congestive heart failure, or “CHF”, is a debilitating condition that occurs as the heart becomes progressively less able to pump an adequate supply of blood throughout the body resulting in fluid accumulation in the lungs, kidneys and other body tissues. Persons suffering from NYHA Class II or worse heart failure experience high rates of mortality, frequent hospitalization and poor quality of life. CHF has many causes, generally beginning in patients with a life-long history of high blood pressure or after a patient has suffered a major heart attack or some other heart-damaging event. CHF itself may lead to other complicating factors such as pulmonary hypertension, edema, pulmonary edema, liver dysfunction and kidney failure. Although medical therapy for CHF is improving, it remains a major debilitating condition.

Classifying Heart Failure

The NYHA heart failure classification system provides a simple and widely recognized way of classifying the extent of heart failure. It places patients in one of four categories based on how limited they are during physical activity. NYHA Class I heart failure patients have no limitation of activities and suffer no symptoms from ordinary activities. NYHA Class II heart failure patients have a mild limitation of activity and are generally comfortable at rest or with mild exertion. NYHA Class III heart failure patients suffer from a marked limitation of activity and are generally comfortable only at rest. NYHA Class IV heart failure patients generally suffer discomfort and symptoms at rest and should remain confined to a bed or chair.

The risk of hospitalization and death increases as patients progress through the various stages of heart failure. The risk of hospitalization due to heart failure for patients in NYHA Class II, NYHA Class III and NYHA Class IV is approximately 1.2, 2.3 and 3.7 times greater than for patients in NYHA Class I heart failure according to a 2006 American Heart Journal article entitled “Higher New York Heart Association Classes and Increased Mortality and Hospitalization in Patients with Heart Failure and Preserved Left Ventricular Function”' by Ahmed, A et al.

Similarly, according to this same article, the risk of death from all causes for patients in NYHA Class II, NYHA Class III and NYHA Class IV is approximately 1.5, 2.6 and 8.5 times greater than for patients in NYHA Class I heart failure.

The following chart illustrates the various stages of heart failure, their NYHA classifications and the associated current standard of treatment.

NYHA
Class	NYHA Functional Classification(1)	Specific Activity Scale(2)(3)	Current Standard of Treatment(4)

I	Symptoms only with above normal physical activity	Can perform more than 7 metabolic equivalents	ACE Inhibitor, Beta-Blocker
II	Symptoms with normal physical activity	Can perform more than 5 metabolic equivalents	ACE Inhibitor, Beta-Blocker, Diuretics
III	Symptoms with minimal physical activity	Can perform more than 2 metabolic equivalents	ACE Inhibitor, Beta-Blocker, Diuretics, Digoxin, Bi-ventricular pacers
IV	Symptoms at rest	Cannot perform more than 2 metabolic equivalents	ACE Inhibitor, Beta-Blocker, Diuretics, Digoxin, Hemodynamic Support, Mechanical Assist Devices, Bi-ventricular pacers, Transplant

_____________

Symptoms include fatigue, palpitations, shortness of breath and chest pain; normal activity is equivalent to walking one flight of stairs or several blocks.

Based upon the Goldman Activity Classification of Heart Failure, which classifies severity of heart failure based on estimated metabolic cost of various activities; the four classes of the Goldman Activity Classification system correlate to the NYHA Classes.

7 metabolic equivalents = shovel snow, carry 24 lbs. up 8 stairs, recreational sports; 5 metabolic equivalents = garden, rake, dance, walk 4 mph on level ground, have intercourse; 2 metabolic equivalents = shower without stopping, strip and make bed, dress without stopping.

Source: American College of Cardiology/ American Heart Association 2005 Guideline Update for the Diagnosis and Management of Chronic Heart Failure in the Adult.

Diagnosis and Management of Heart Failure

Heart disease has been the leading cause of death from 1950 on within the United States, according to the U.S. Department of Health and Human Services. In addition, heart failure is the single most frequent reason for hospitalization in the elderly according to a 2007 study entitled “Long-Term Costs and Resource Use in Elderly Participants with Congestive Heart Failure” by Liao, L., et al. The American College of Cardiology/ American Heart Association 2005 Guideline Update for the Diagnosis and Management of Chronic Heart Failure in the Adult, or the ACC/ AHA Guidelines, provides recommendations for the treatment of chronic heart failure in adults with normal or low LVEF. The treatment escalates and becomes more invasive as the heart failure worsens. Current treatment options for severe, chronic heart damage include, but are not limited to, heart transplantation and other surgical procedures, bi-ventricular pacers, drug therapies, ICDs, and ventricular assist devices. Therapies utilizing drugs, ICDs and bi-ventricular pacers are currently by far the most commonly prescribed treatments for patients suffering from NYHA Class II or NYHA Class III heart failure. Since the therapies generally each address a particular feature of heart disease or a specific subgroup of heart failure patients, the therapies are often complementary and used in combination.

Drug Therapies

The ACC/AHA Guidelines recommend that most patients with heart failure should be routinely managed with a combination of ACE inhibitors, beta-blockers and diuretics. The value of these drugs has been established by the results of numerous large-scale clinical trials and the evidence supporting a central role for their use is, according to the ACC/AHA Guidelines, compelling and persuasive. ACE inhibitors and beta blockers have been shown to improve a patient’s clinical status and overall sense of well-being and reduce the risk of death and hospitalization. Side effects of ACE inhibitors include hypotension, worsening kidney function, potassium retention, cough and angioedema. Side effects of beta-blockers include fluid retention, fatigue, bradycardia and heart block and hypotension.

Bi-Ventricular Pacers

The ACC/AHA Guidelines recommend bi-ventricular pacers for persons who, in addition to suffering from heart failure, have left and right ventricles that do not contract in sync, known as ventricular dyssynchrony and who have a LVEF less than or equal to 35%, sinus rhythm and NYHA Class III or NYHA Class IV symptoms despite recommended optimal medical therapy. Bi-ventricular pacers are surgically implanted electrical generators that function primarily by stimulating the un-damaged portion of the heart to beat more strongly using controlled bursts of electrical currents in synchrony. Compared with optimal medical therapy alone, bi-ventricular pacers have been shown in a number of clinical trials to significantly decrease the risk of all-cause hospitalization and all-cause mortality as well as to improve LVEF, NYHA Class and Quality of Life. According to the ACC/AHA Guidelines, there are certain risks associated with the bi-ventricular pacer including risks associated with implantation and device-related problems.

Implantable Cardioverter Defibrillators

ACC/AHA Guidelines recommend ICDs primarily for patients who have experienced a life-threatening clinical event associated with a sustained irregular heartbeat and in patients who have had a prior heart attack and a reduced LVEF. ICDs are surgically implanted devices that continually monitor patients at high risk of sudden heart attack. When an irregular rhythm is detected, the device sends an electric shock to the heart to restore normal rhythm. In 2001, ICDs were implanted in approximately 62,000 and 18,000 patients in the United States and Europe, respectively. Although ICDs have not demonstrated an ability to improve cardiac function, according to the ACC/AHA Guidelines, ICDs are highly effective in preventing sudden death due to irregular heartbeats. However, according to the ACC/AHA Guidelines, frequent shocks from an ICD can lead to a reduced quality of life, whether triggered appropriately or inappropriately. In addition, according to the ACC/AHA Guidelines, ICDs have the potential to aggravate heart failure and have been associated with an increase in heart failure hospitalizations.

Heart Transplantation and Other Surgical Procedures

According to the ACC/AHA Guidelines, heart transplantation is currently the only established surgical approach for the treatment of severe heart failure that is not responsive to other therapies. Heart transplantation is a major surgical procedure in which the diseased heart is removed from a patient and replaced with a healthy donor heart. Heart transplantation has proven to dramatically improve cardiac function in a majority of the patients treated and most heart transplant recipients return to work, travel and normal activities within three to six months after the surgery. In addition, the risk of hospitalization and mortality for transplant recipients is dramatically lower than the risk faced by patients in NYHA Class III or NYHA Class IV heart failure. Heart transplants are not, for a variety of reasons, readily available to all patients with severe heart damage. The availability of heart transplants is limited by, among other things, cost and donor availability. In addition to the significant cost involved and the chronic shortage of donor hearts, one of the serious challenges in heart transplantation is potential rejection of the donor heart. For many heart transplant recipients, chronic rejection significantly shortens the length of time the donated heart can function effectively and such recipients are generally administered costly anti-rejection drug regimens which can have adverse and potentially severe side effects.

There are a number of alternate surgical approaches under development for the treatment of severe heart failure, including cardiomyoplasty, a surgical procedure where the patient’s own body muscle is wrapped around the heart to provide support for the failing heart, the Batista procedure, a surgical procedure that reduces the size of an enlarged heart muscle so that the heart can pump more efficiently and vigorously, and the Dor procedure. According to the ACC/AHA Guidelines, both cardiomyoplasty and the Batista procedure have failed to result in clinical improvement and are associated with a high risk of death. The Dor procedure involves surgically removing scarred, dead tissue from the heart following a heart attack and returning the left ventricle to a more normal shape. While the early published single-center experience with the Dor procedure demonstrated early and late improvement in NYHA Class and LVEF, according to the ACC/AHA Guidelines, this procedure’s role in the management of heart failure remains to be defined.

Ventricular Assist Devices

Ventricular assist devices are mechanical heart pumps that replace or assist the pumping role of the left ventricle of a damaged heart too weak to pump blood through the body. Ventricular assist devices are primarily used as a bridge for patients on the waiting list for a heart transplant and have been shown in published studies to be effective at halting further deterioration of the patient’s condition and decreasing the likelihood of death before transplantation. In addition, ventricular assist devices are a destination therapy for patients who are in NYHA Class IV heart failure despite optimal medical therapy and who are not eligible for heart transplant. According to the ACC/AHA Guidelines, device related adverse events are reported to be numerous and include bleeding, infection, blood clots and device failure. In addition, ventricular assist devices are very expensive, with the average first-year cost estimated at approximately $225,000.

We believe the heart failure treatment industry generally has a history of adopting therapies that have proven to be safe and effective complements to existing therapies and using them in combination with existing therapies. It is our understanding that there is no one or two measurement criteria, either quantitative or qualitative, that define when a therapy for treating heart failure will be deemed safe and effective by the FDA. We believe that the safety and efficacy of certain existing FDA approved therapies for heart damage were demonstrated based upon a variety of endpoints, including certain endpoints (such as LVEF) that individually did not demonstrate large numerical differences between the treated patients and untreated patients. For instance, the use of bi-ventricular pacers with optimal drug therapy has proven to significantly decrease the risk of all-cause hospitalization and all-cause-mortality as well as to improve LVEF, NYHA Class and quality of life as compared to the use of optimal drug therapy alone. In the Multicenter InSync Randomized Clinical Evaluation (MIRACLE) trial, one of the first large studies to measure the therapeutic benefits of bi-ventricular pacing, 69% of the patients in the treatment group experienced an improvement in NYHA Class by one or more classes at six-month follow-up versus a 34% improvement in the control group. However, patients in the treatment group experienced on average only a 2.1% improvement in LVEF as compared with a 1.7% improvement for patients in the control group. Although a number of the therapies described above have proven to improve the cardiac function of a damaged heart, no currently available heart failure treatment has demonstrated an ability to generate new muscle tissue within the scarred regions of a heart.

Our Proposed Solution

We believe that MyoCell has the potential to become a leading treatment for severe chronic damage to the heart due to its perceived ability to satisfy, at least in part, what we believe to be a presently unmet demand for more effective and/or more affordable therapies for chronic heart damage.

MyoCell

The human heart does not have cells that naturally repair or replace damaged heart muscle. Accordingly, the human body cannot, without medical assistance, repopulate regions of scar tissue within the heart with functioning muscle. MyoCell is a clinical therapy designed to improve cardiac function by populating regions of scar tissue within a patient’s heart with myoblasts derived from a biopsy of a patient’s thigh muscle. Myoblasts are precursors to muscle cells that have the capacity to fuse with other myoblasts or with damaged muscle fibers to regenerate skeletal muscle. When injected into scar tissue within the heart wall, myoblasts have been shown to be capable of engrafting in the damaged tissue and differentiating into mature skeletal muscle cells. In a number of clinical and animal studies, the engrafted skeletal muscle cells have been shown to express various proteins that are important components of contractile function. By using myoblasts obtained from a patient’s own body, we believe MyoCell is able to avoid certain challenges currently faced by other cell-based clinical therapies intended to be used for the treatment of chronic heart damage including tissue rejection and instances of the cells differentiating into cells other than muscle.

Our clinical research to date suggests that MyoCell may improve the contractile function of the heart. However, we have not yet been able to demonstrate a mechanism of action. The engrafted skeletal muscle tissues are not believed to be coupled with the surrounding heart muscle by the same chemicals that allow heart muscle cells to contract simultaneously. The theories regarding why contractile function may improve include:

the engrafted muscle tissue can contract in unison with the other muscles in the heart by stretching or by the channeling of electric currents;

the myoblasts acquire certain characteristics of heart muscle or fuse with them; and/or the injected myoblasts release various proteins that indirectly result in a limit on further scar tissue formation.

As part of the MyoCell therapy, a general surgeon removes approximately five to ten grams of thigh muscle tissue from the patient utilizing local anesthesia, typically on an outpatient basis. The muscle tissue is then express-shipped to a cell culturing site. At the cell culturing site, our proprietary techniques are used to isolate and remove myoblasts from the muscle tissue. We typically produce enough cells to treat a patient within approximately 21 days of his or her biopsy. Such production time is expected to continue to decrease as we continue to refine our cell culturing processes. After the cells are subjected to a variety of tests, the cultured cells are packaged in injectate media and express shipped to the interventional cardiologist. Within four days of packaging, the cultured myoblasts are injected via catheter directly into the scar tissue of the patient’s heart. The injection process takes on average about one hour and can be performed with or without general anesthesia. Following treatment, patients generally remain in the hospital for approximately 48-72 hours for monitoring.

The MyoCell injection process is a minimally invasive procedure which presents less risk and considerably less trauma to a patient than conventional (open) heart surgery. Patients are able to walk immediately following the injection process and require significantly less time in the hospital compared with surgically treated patients. In the 69 patients who have received MyoCell injections delivered via percutaneous catheter, only two minor procedure-related events (2.9%) have been reported. In both cases, however, no complications resulted from the event, with the patients in each case remaining asymptomatic at all times during and after the procedure.

We use a number of proprietary processes to create therapeutic quantities of myoblasts from a patient’s thigh muscle biopsy. We have developed and/or licensed what we believe are proprietary or patented techniques to:

transport muscle tissue and cultured cells;

disassociate muscle tissue with manual and chemical processes;

separate myoblasts from other muscle cells;

culture and grow myoblasts;

identify a cell population with the propensity to engraft, proliferate and adapt to the cardiac environment, including areas of scar tissue; and

maintain and test the cell quality and purity.

We have also developed and/or licensed a number of proprietary and/or patented processes related to the injection of myoblasts into damaged heart muscle, including the following:

package the cultured cells in a manner that facilitates shipping and use by the physician administering MyoCell;

methods of using MyoCath;

the use of an injectate media that assists in the engraftment of myoblasts;

cell injection techniques utilizing contrast media to assist in the cell injection process; and

cell injection protocols related to the number and location of injections.

Assuming we secure regulatory approval of MyoCell for the treatment of all NYHA Class II and NYHA Class III patients, we believe MyoCell will provide a treatment alternative for the millions of NYHA Class II and NYHA Class III patients in the United States and Europe who either do not qualify for or do not have access to heart transplant therapy. Furthermore, we anticipate that the time incurred and cost of identifying patients qualified to receive MyoCell as well as the cost of MyoCell, including any ICD, drug and bi-ventricular pacer therapies that are simultaneously prescribed, if any, will be less expensive than the current cost of heart transplant therapy. Moreover, MyoCell is less invasive than a heart transplant and is not subject to the tissue rejection and immune system suppression issues associated with heart transplants.

We believe there is still a large population of patients exhibiting symptoms consistent with NYHA Class II and NYHA Class III heart failure that is seeking an effective or more effective therapy for chronic heart damage than ICDs, bi-ventricular pacers and drug therapies. We hope to demonstrate that MyoCell is complementary to various therapies using ICDs, bi-ventricular pacers and drugs. In the MYOHEART and SEISMIC Trials, enrolled patients are required to have an ICD and to be on optimal drug therapy to be included in the study. While we do not require patients to have previously received a bi-ventricular pacer to participate in our clinical trials, we plan to accept patients in our MARVEL Trial who have had prior placement of a bi-ventricular pacer. We are hopeful that the results of our future clinical trials will demonstrate that MyoCell is complementary to existing therapies for treating heart damage.

Metrics Used to Evaluate Safety and Efficacy of Heart Failure Treatments

The performance of therapies used to treat damage to the heart is assessed using a number of metrics, which compare data collected at the time of initial treatment to data collected when a patient is re-assessed at follow-up. The time periods for follow-up are usually three, six and twelve months. Statistical data is often accompanied by a p-value, which is the mathematical probability that the data are the result of random chance. A result is considered statistically significant if the p-value is less than or equal to 5%. The common metrics used to evaluate the efficacy of these therapies include:

Metric	Description

NYHA Class	The NYHA heart failure classification system is a functional and therapeutic classification system based on how much cardiac patients are limited during physical activity.
Six-Minute Walk Distance

Six-Minute Walk Distance is an objective evaluation of functional exercise capacity which measures the distance a patient can walk in six minutes. The distance walked during this test has been shown to correlate with the severity of heart failure.

LVEF

LVEF is a measure of the heart’s efficiency and can be used to estimate the function of the left ventricle, which pumps blood to the rest of the body. The LVEF is the amount of blood pumped divided by the amount of blood the ventricle contains. A normal LVEF is more than 55% of the blood volume. Damage to the heart impairs the heart’s ability to efficiently pump and therefore reduces LVEF.

Quality of Life	Quality of Life is evaluated by patient questionnaire, which measures subjective aspects of health status in heart failure patients.
Number of Hospital Admissions and Mean Length of Stay

The Number of Hospital Admissions and Mean Length of Stay measure the aggregate number of times that a patient is admitted to the hospital during a defined period and the number of days a patient remains in the hospital during each such admission.

Total Days Hospitalized	The Total Days Hospitalized measures the aggregate number of days a patient is admitted to the hospital during a defined period.
End-Systolic Volume	End-Systolic Volume is a measurement of the adequacy of cardiac emptying, related to the function of the heart during contraction.
End-Diastolic Volume	End-Diastolic Volume is the amount of blood in the ventricle immediately before a cardiac contraction begins and is used as a measurement of the function of the heart at rest.
LV Volume

Left Ventricular Volume, or LV Volume, is measured in terms of left ventricular End-Diastolic Volume and left ventricular End-Systolic Volume. Both measure the reduction in volume of blood in the left ventricle of the heart following expansion and contraction, respectively. Reduction in volume generally is reflective of positive ventricular remodeling and improvement in the heart’s ability to circulate oxygenated blood through the arteries.

Wall Motion	Wall Motion is a test designed to show whether the heart is receiving adequate quantities of oxygen-rich blood. Wall motion is generally measured by a stress echocardiography test.
Cardiac Output	Cardiac Output is a measure of the amount of blood that is pumped by the heart per unit time, measured in liters per minute.
BNP Level

B-Type Natriuretic Peptide, or BNP, is a substance secreted from the ventricles or lower chambers of the heart in response to changes in pressure that occur when heart failure develops and worsens. The level of BNP in the blood increases when heart failure symptoms worsen and decreases when the heart failure condition is stable.

Marvel Phase II/III Clinical Trial in the United States

The Marvel Trial is designed to be a double-blind, randomized, placebo-controlled multicenter trial to evaluate the safety and efficacy of MyoCell. In August 2007, we received clearance from the FDA to proceed with the trial. We completed the MyoCell implantation procedure on the first patient in the Marvel Trial on October 24, 2007. Thus far, 20 patients, including 6 control patients, have been treated.  Initial results for the 20 patients were released at the Heart Failure Society of American meeting in September, 2009, showing a dramatic (35%) improvement in the 6 minute walk for those patients who were treated, and no improvement for those who received a placebo.  We are planning, on the basis of these results, to ask the FDA to consider the Marvel Trial a pivotal trial (pivotal from Phase II to Phase III) and to reduce the number of patients in the trial to 150. The Seismic, Myoheart and Marvel Trials have been designed to test the safety and efficacy of MyoCell in treating patients with severe, chronic damage to the heart. Upon regulatory approval of MyoCell, we intend to generate revenue in the United States from the sale of MyoCell cell-culturing services for treatment of patients by qualified physicians.  Abroad, we are identifying centers where it is already acceptable to use the Myocell treatment so that greater numbers of patients with this problem can have access to treatment.

We are currently in the process of evaluating our development timeline for MyoCell and the Marvel Trial.  We received approval from the FDA in July of 2009 to conduct a Phase I safety study on 15 patients of a combined therapy (Myocell with SDF-1), the first approval of a study combining gene and cell therapies.  We initially commenced work on this study, called the Regen Trial, during the first quarter of 2010.  The Company suspended activity on the trial in 2010 while seeking additional funding necessary to conduct the trial. Work on the trial was reinitiated in 2011. Based on the results of the trial, we intend to either incorporate the combined treatment into the Marvel Trial, or continue with the Marvel Trial based on the use of Myocell alone.

All of the patients selected for enrollment in the Marvel Trial have (i) symptoms associated with NYHA Class II or NYHA Class III heart failure, (ii) suffered a previous heart attack at least 90 days prior to the date of treatment, (iii) a LVEF of less than or equal to 35%, (iv) been on optimal drug therapy for at least two months prior to enrollment and (v) had prior placement of an ICD at least 60 days prior to enrollment. Patients were required to use Amiodarone, an anti-arrhythmic drug therapy, at least 24 hours prior to MyoCell implantation.  This prophylactic treatment successfully ameliorated the problem with arrhythmias in patients treated with Myocell and the placebo, which, although never lead to any deterioration in the patients, was considered a serious adverse event.

The patients were divided into three groups. Patients in the first group underwent treatment consisting of 16 injections of an aggregate dosage of approximately 800 million myoblast cells. Patients in the second group underwent treatment consisting of 16 injections of an aggregate dosage of approximately 400 million myoblast cells. Patients in the third group received 16 placebo injections.

The Marvel Trial will measure the following safety and efficacy endpoints of the MyoCell treatment:

Primary Safety	Primary Efficacy	Secondary Efficacy	Tertiary Efficacy
Endpoint	Endpoints	Endpoints	Endpoints

Number of serious adverse events in treatment group as compared to control group

Change in Six-Minute Walk Distance from baseline to six months as compared to control group, or

Quality of Life scores assessed using Minnesota Living with Heart Failure questionnaire from baseline to six months as compared to control group

Total Days Hospitalized in treatment group as compared to control group

Cause-specific hospitalizations in treatment group as compared to control group

Proportion of patients with an improved NYHA Class from baseline to six months as compared to control group

Total days alive out of hospital over the six-month study period

Change in LVEF from baseline to six months as compared to control group

Change in LV Volume and wall motion from baseline to six months as compared to control group

Change in BNP Level from baseline to six months as compared to control group

Total cost and healthcare utilization within six months
Time to death or CHF hospitalization

Change in degree of mitral regurgitation from baseline to six months

Change in Six-Minute Walk Distance from baseline to three months as compared to control group

Quality of Life scores assessed using Minnesota Living with Heart Failure questionnaire from baseline to three months as compared to control group

Proportion of patients with improved NYHA Class from baseline to three months as compared to control group

Pipeline

We are committed to delivering biologics that help treat heart failure and cardiovascular diseases. In addition to MyoCell, we have multiple cell therapies and related devices for the treatment of chronic and acute heart damage in various stages of development. We have also acquired the rights to use certain devices for the treatment of heart damage. We intend to allocate our capital, material and personnel resources among MyoCell and the product candidates described below, a number of which may have complementary therapeutic applications. For each product candidate, we have developed or are in the process of developing a regulatory approval plan. Assuming such proposed plans are able to be followed, we do not anticipate that the regulatory approval of MyoCell will be necessary for our further development of our other product candidates.

Candidate	Proposed Use or Indication	Status/Phase	Comments

MyoCell SDF-1	Autologous cell therapy treatment for severe chronic damage to the heart; cells modified to express angiogenic factors	IND application filed in May 2007. Additional animal studies complete. Phase I trial approved by FDA in July of 2009.	Trial commenced in April 1, 2010.
AdipoCell	Adipose cell therapy treatment for the management of progressive heart failure	N/A	Laboratory kits currently available for purchase
MyoCath	Disposable endoventricular catheter used for the delivery of biologic solutions to the myocardium	Used in European Phase II clinical trials of MyoCell; used in Phase I clinical trials of MyoCell;	Currently utilizing catheters in trials.
MyoCath II	Second generation disposable endoventricular catheter modified to provide multidirectional cell injection and used for the delivery of biologic solutions to the myocardium	Preclinical

MyoCell SDF-1

Our MyoCell SDF-1 product candidate, which has recently completed preclinical testing, is intended to be an improvement to MyoCell. In February 2006, we signed a patent licensing agreement with the Cleveland Clinic of Cleveland, Ohio which gave us exclusive license rights to pending patent applications in connection with MyoCell SDF-1. Dr. Marc Penn, the Medical Director of the Cardiac Intensive

Care Unit at the Cleveland Clinic and a staff cardiologist in the Departments of Cardiovascular Medicine and Cell Biology, joined our Scientific Advisory Board. The license for SDF-1 was passed on to a Cleveland Clinic affiliate, Juventas, in July of 2009.  Bioheart has an understanding with Juventas pursuant to which the license with Bioheart will be reinstated upon completion of certain financial milestones.

We anticipate that MyoCell SDF-1 will be similar to MyoCell, except that the myoblast cells to be injected will be modified prior to injection by an adenovirus vector or non-viral vector so that they will release extra quantities of the SDF-1 protein, which expresses angiogenic factors. Following injury which results in inadequate blood flow to the heart, such as a heart attack, the human body naturally increases the level of SDF-1 protein in the heart. By  modifying the myoblasts to express additional SDF-1 prior to injection, we are seeking to increase the SDF-1 protein levels present in the heart. We are seeking to demonstrate that the presence of additional quantities of SDF-1 protein released by the myoblasts will stimulate the recruitment of the patient’s existing stem cells to the cell transplanted area and, thereafter, the recruited stem cells will assist in the tissue repair and blood vessel formation process. Preclinical animal studies showed a definite improvement of cardiac function when the myoblasts were modified to express additional SDF-1 protein prior to injection as compared to when the myoblasts were injected without modification.

Our Phase I safety study, the REGEN Trial, was approved by the FDA in July of 2009 and work commenced on the trial during the first quarter of 2010. The Company suspended activity on the trial in 2010 while seeking additional funding necessary to conduct the trial. Work on the trial was reinitiated in 2011.

AdipoCell

The AdipoCell product candidate is a proposed treatment for the management of progressive heart failure in patients with damaged myocardial tissue resulting from prior myocardial infarction.  This product candidate contains autologous adipose cells that are prepared bedside to the patient.  By injecting AdipoCell into damaged, akinetic areas of myocardium, these regions may have the ability to recruit stem cells to repair damaged regions, thereby improving heart function.  It is anticipated that AdipoCell will be delivered directly into the myocardium of the hearts of patients suffering from Congestive Heart Failure via a needle-injection catheter system.

In addition to the studies in Mexico, Bioheart is distributing the AdipoCell kits for a variety of indications in many countries.  We are actively involved in a variety of clinical studies including COPD, macular degeneration, degenerative disc disease, erectile dysfunction and more.  Bioheart therapies are being offered in centers and hospitals in Turkey, Mexico, Jamaica, Australia, South Africa and others.

MyoCath

The MyoCath was developed by Bioheart co-founder Robert Lashinski specifically for delivering new cells to damaged tissue.  It is a deflecting tip needle injection catheter that has a larger needle which is 25 gauge for better flow rates and less leakage than systems that are 27 gauge.  This larger needle allows for thicker compositions to be injected which helps with cell retention in the heart.  Also, the MyoCath needle has more fluoroscopic brightness than the normally used nitinol needle, enabling superior visualization during the procedure.  Seeing the needle well during injections enables the physician who is operating the catheter to pinpoint targeted areas more precisely, thus improving safety.  The MyoCath competes well with other biological delivery systems on price and efficiency and allows the physician to utilize standard fluoroscopy and echo equipment found in every cath lab. The MyoCath is used to inject cells into cardiac tissue in therapeutic procedures to treat chronic heart ischemic and congestive heart failure.

Research

We supervise and perform experimental work in the areas of improving cell culturing, cell engraftment, and other advanced research projects related to our product candidates from our cell culturing facility in Sunrise, Florida. The primary focus of a substantial majority of our employees is advancing our clinical trials, preclinical studies, research, and product development.

In addition, we work with a number of third parties within and outside the United States on various research and product development projects, including:

preclinical small and large animal testing for product candidate enhancements and pipeline product candidate development; and contract research for clinical and preclinical testing of our pipeline product candidates.

We have also begun studies for an immunotherapy product for cancer.  The product is intended for the vet market and early in vitro studies in dogs have been initiated.  We  announced an exclusive license for the patents associated with these therapies in January 2014.

Cell Culturing

We have an approximately 2,000 square foot cell culturing facility at our headquarters in Sunrise, Florida. We began culturing cells at this facility for preclinical uses in the third quarter of 2006. Upon commencement of the MARVEL Trial in the fourth quarter of 2007, we began culturing cells at this facility for clinical uses.

Over the last three years, we have significantly improved our ability to:

culture in excess of 800 million myoblast cells per biopsy; and

produce cell cultures with a high percentage of viable myoblast cells.

Accordingly, we were able to increase the maximum dosage of myoblast cells injected as part of the MyoCell therapy to approximately 800 million myoblast cells. We expect to further refine our MyoCell cell culturing processes.

We have historically met and, with respect to the cell culturing of our product candidates in Europe, expect to meet, our cell culturing needs internally.

In 2013, Bioheart became an FDA registered tissue bank in order to provide stem cell banking capabilities.  We are currently providing these services to physicians who send tissue samples from their patients for culture expansion and cryopreservation.

Third Party Reimbursement

Government and private insurance programs, such as Medicare, Medicaid, health maintenance organizations and private insurers, fund the cost of a significant portion of medical care in the United States. As a result, government imposed limits on reimbursement of hospitals and other healthcare providers have significantly impacted their spending budgets and buying decisions. Under certain government insurance programs, a healthcare provider is reimbursed a fixed sum for services rendered in treating a patient, regardless of the actual cost of such treatment incurred by the healthcare provider. Private third party reimbursement plans are also developing increasingly sophisticated methods of controlling healthcare costs through redesign of benefits and exploration of more cost-effective methods of delivering healthcare. In general, we believe that these government and private measures have caused healthcare providers to be more selective in the purchase of medical products.

As of the date of this report, CMS has agreed to reimburse some of the costs at the centers that are participating in the MARVEL Trial. Specifically, CMS will reimburse costs deemed “routine” in nature for patients suffering from heart failure. Examples of these reimbursable costs include, but are not limited to, costs associated with physical examination of the patients, x-rays, holter monitoring, MUGA scan and echocardiography. However, at present, CMS reimbursement does not cover the cost of MyoCell implantation.

Reimbursement for healthcare costs outside the United States varies from country to country. In European countries, the pricing of prescription pharmaceutical products and services and the level of government reimbursement are subject to governmental control. In these countries, pricing negotiations with governmental authorities can take six to twelve months or longer after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct one or more clinical trials that compare the cost effectiveness of our product candidates to other available therapies. Conducting one or more clinical trials would be expensive and result in delays in commercialization of our product candidates.

Research Grants

Historically, part of our research and development efforts have been indirectly funded by research grants to various centers and/or physicians that have participated in our MyoCell and MyoCath clinical trials. As part of our development strategy, we intend to continue to seek to develop research partnerships with centers and/or physicians. On November 1, 2010, Bioheart, Inc. received written notice of approval of a grant in the approximate amount of $244,500 under the qualifying therapeutic discovery project under section 48D of the Internal Revenue code. On November 9, 2010 Bioheart received the $244,500 grant funds.

Patents and Proprietary Rights

We own or hold licenses or sublicenses to an intellectual property portfolio consisting of numerous patents and patent applications in the United States, and in foreign countries, for use in the field of heart muscle regeneration. References in this report to “our” patents and patent applications and other similar references include the patents and patent applications that are owned by us, and references to patents and patent applications that are “licensed” to us and other similar references refer to patents, patent applications and other intellectual property that are licensed or sublicensed to us.

Patent life determination depends on the date of filing of the application or the date of patent issuance and other factors as promulgated under the patent laws. Under the U.S. Drug Price Competition and Patent Term Restoration Act of 1984, as amended, a patent which claims a product, use or method of manufacture covering drugs and certain other products, including biologic products, may be extended for up to five years to compensate the patent holder for a portion of the time required for research and FDA review of the product. Only one patent applicable to an approved drug or biologic product is eligible for a patent term extension. This law also establishes a period of time following approval of a drug or biologic product during which the FDA may not accept or approve applications for certain similar or identical drugs or biologic products from other sponsors unless those sponsors provide their own safety and efficacy data.

MyoCell is no longer protected by patents outside, which means that competitors will be free to sell products that incorporate the same or similar technologies that are used in MyoCell without infringing our patent rights.  As a result, MyoCell, if approved for use, may be vulnerable to competition. In addition, many of the patent and patent applications that have been licensed to us that pertain to our other product candidates do not cover certain countries within Europe.

Our commercial success will depend to a significant degree on our ability to:

defend and enforce our patents and/or compel the owners of the patents licensed to us to defend and enforce such patents, to the extent such patents may be applicable to our products and material to their commercialization;

obtain additional patent and other proprietary protection for MyoCell and our other product candidates;

obtain and/or maintain appropriate licenses to patents, patent applications or other proprietary rights held by others with respect to our technology, both in the United States and other countries;

preserve company trade secrets and other intellectual property rights relating to our product candidates; and

operate without infringing the patents and proprietary rights of third parties.

In addition to patented intellectual property, we also rely on our own trade secrets and proprietary know-how to protect our technology and maintain our competitive position, since patent protection may not be available or applicable to our technology.  Our policy is to require each of our employees, consultants and advisors to execute a confidentiality and inventions assignment agreement before beginning their employment, consulting or advisory relationship with us. The agreements generally provide that the individual must keep confidential and not disclose to other parties any confidential information developed or learned by the individual during the course of the individual’s relationship with us except in limited circumstances. These agreements generally also provide that we shall own all inventions conceived by the individual in the course of rendering services to us. Moreover, some of our academic institution licensors, collaborators and scientific advisors have rights to publish data and information to which we have rights, which may impair our ability to protect our proprietary information or obtain patent protection in the future.

We work with others in our research and development activities and one of our strategies is to enter into collaborative agreements with third parties to develop our proposed products. Disputes may arise about inventorship and corresponding rights in know-how and inventions resulting from the joint creation or use of intellectual property by us and our licensors, collaborators, consultants and others. In addition, other parties may circumvent any proprietary protection we do have. As a result, we may not be able to maintain our proprietary position.

We are not currently a party to any litigation or other adverse proceeding related to our patents, patent licenses or intellectual property rights. However, if we become involved in litigation or any other adverse intellectual property proceeding, for example, as a result of an alleged infringement, or a third party alleging an earlier date of invention, we may have to spend significant amounts of money and time and, in the event of an adverse ruling, we could be subject to liability for damages, including treble damages, invalidation of our intellectual property and injunctive relief that could prevent us from using technologies or developing products, any of which could have a significant adverse effect on our business, financial condition and results of operation. In addition, any claims relating to the infringement of third party proprietary rights, or earlier date of invention, even if not meritorious, could result in costly litigation, lengthy governmental proceedings, divert management’s attention and resources and require us to enter royalty or license agreements which are not advantageous, if available at all.

See Item 1A. “Risk Factors — Risks Related to Our Intellectual Property” for a discussion of additional risks we face with respect to our intellectual property rights.

Primary MyoCath Patent

The Primary MyoCath Patent includes device claims that we believe covers, among other things, the structure of MyoCath. The Primary MyoCath Patent expires in the United States in September 2017.

In January 2000, we entered into a license agreement with Comedicus Incorporated pursuant to which Comedicus granted us a royalty-free, fully paid-up, non-exclusive and irrevocable license to the Primary MyoCath Patent in exchange for a payment of $50,000. This agreement was amended in August 2000 to provide us an exclusive license to the Primary MyoCath Patent in exchange for a payment of $100,000 and our loan of $250,000 to Comedicus. Pursuant to this amendment we also received the right, but not the obligation, with Comedicus’ consent, which consent is not to be unreasonably withheld, to defend the Primary MyoCath Patent against third party infringers.

In June 2003, we entered into agreements with Advanced Cardiovascular Systems, Inc., or ACS, originally a subsidiary of Guidant Corporation and now d/b/a Abbott Vascular, a division of Abbott Laboratories, pursuant to which we assigned our rights under the license agreement with Comedicus, as amended, and committed to deliver 160 units of MyoCath and sold certain of our other catheter related intellectual property, or, collectively, with the Primary MyoCath Patent (the Catheter IP), for aggregate consideration of $900,000. In connection with these agreements, ACS granted to us a co-exclusive, irrevocable, fully paid-up license to the Catheter IP for the life of the patents related to the Catheter IP.

ACS has the exclusive right, at its own expense, to file, prosecute, issue, maintain, license, and defend the Catheter IP, and the primary right to enforce the Catheter IP against third party infringers. If ACS fails to enforce the Catheter IP against a third party infringer within a specified period of time, we have the right to do so at our expense. The party enforcing the Catheter IP is entitled to retain any recoveries resulting from such enforcement. The asset purchase agreement only pertains to the Catheter IP developed or acquired by us prior to June 24, 2003. Our subsequent catheter related developments and/or acquisitions, such as MyoCath II, were not sold or licensed to ACS.

MyoCell SDF-1 Patents

To develop our MyoCell SDF-1 product candidate, we rely primarily on patents.  We had an agreement to license patents from Juventas.  These patents relate to methods of repairing damaged heart tissue by transplanting myoblasts that express SDF-1 and other therapeutic proteins capable of recruiting other stem cells within a patient’s own body to the cell transplant area. We believe we will also need to, among other things, license some additional intellectual property to commercialize MyoCell SDF-1 in the form we believe may prove to be the most safe and/or effective.

In February 2006, we signed a patent licensing agreement with the Cleveland Clinic which provided us with the worldwide, exclusive rights to three pending U.S. patent applications and certain corresponding foreign filings in the following jurisdictions: Australia, Brazil, Canada, China, Europe and Japan, or, collectively, the Cleveland Clinic IP, related to methods of repairing damaged heart tissue by transplanting myoblasts that express SDF-1 and other therapeutic proteins capable of recruiting other stem cells within a patient’s own body to the cell transplant area. The term of our agreement with the Cleveland Clinic expired in July of 2009, when the license to the patents was turned over to a Cleveland Clinic affiliate, Juventas.  We have an understanding with Juventas to restore the license to the patents once certain milestones have been achieved by Bioheart.

In 2007, Bioheart signed a Letter of Intent with Ono Pharmaceutical which provided rights to conduct clinical development and testing of SDF-1 to determine the effectiveness of SDF-1 for the treatment of damaged myocardium and tissues following acute myocardial infarction, coronary arterial diseases or heart failure.  If the results of this testing is deemed successful then the parties agree to enter into good faith negotiations in an effort to reach a definitive license agreement that will allow Bioheart to commercialize its SDF-1 product candidate in all territories of the world except Japan.

MyoCath II Patents

In April 2006, we entered into an agreement with Tricardia, LLC pursuant to which Tricardia granted us a sublicenseable license to certain patents and patent applications in the United States, Australia, Canada, Europe and Japan covering the modified injection needle we intend to use as part of MyoCath II, or the MyoCath II Patents, in exchange for a one-time payment of $100,000. Our license covers and is exclusive with respect to products developed under the MyoCath II Patents for the delivery of therapeutic compositions to the heart. Unless earlier terminated by mutual consent of the parties, our agreement with Tricardia will terminate upon the expiration date of the last MyoCath II Patent.

Tricardia has the obligation to take all actions necessary to file, prosecute and maintain the MyoCath II Patents. We are required to reimburse Tricardia, on a pro-rata basis with other licensees of Tricardia of the MyoCath II Patents, for all reasonable out-of-pocket costs and expenses incurred by Tricardia in prosecuting and maintaining the MyoCath II Patents. To the extent we do not wish to incur the cost of any undertaking or defense of any opposition, interference or similar proceeding involving the MyoCath II Patents with respect to any jurisdiction, the license granted to us pursuant to agreement will be automatically amended to exclude such jurisdiction.

Tricardia also has the first right, but not the obligation, to take any actions necessary to prosecute or prevent any infringement or threatened infringement of the MyoCath II Patents. To the extent Tricardia determines not to initiate suit against any infringer, we have the right, but not the obligation, to commence litigation for such alleged infringement. Our share of any recovery will equal 50% in the event Tricardia commences litigation and 90% in the event we commence litigation.

Other License Agreements

In June 2000, we entered into an agreement with William Beaumont Hospital, or WBH, pursuant to which WBH granted to us a worldwide, exclusive, non-sublicenseable license to two U.S. method patents covering the inducement of human adult myocardial cell proliferation in vitro, or the WBH IP. The term of the agreement is for the life of the patents, which expire in 2015. We utilize the methods under these patents in connection with our BioPace and certain other product candidates in development. We do not have rights to patents outside the United States relating to BioPace. In addition to a payment of $55,000 we made to acquire the license, we are required to pay WBH an annual license fee of $10,000 and royalties ranging from 2% to 4% of net sales of products that are covered by the WBH IP. In order to maintain these exclusive license rights, our aggregate royalty payments in any calendar year must exceed a minimum threshold as established by the agreement. The minimum threshold was $50,000 for 2005, $100,000 for 2006, $200,000 for 2007 and 2008. This minimum threshold will remain $200,000 for 2009 and thereafter. To the extent that our annual net sales of products covered by the WBH IP do not exceed the minimum threshold for such year, we have the option of paying any shortfall in cash to WBH by the end of the applicable year or having our license to the WBH IP become non-exclusive. In addition to the patents licensed from WBH, we purchased a U.S. patent and its corresponding Japanese filing, which are directed to biological pacemakers, by assignment from Angeion Corporation on September 1, 2000.

As of the date of this report, we have not made any payments to WBH other than the initial payment to acquire the license. Accordingly, WBH may terminate the license to the WBH IP at any time at their sole option. We are currently in negotiations with WBH to amend the terms of the license agreement. Unless earlier terminated by WBH or by either party upon the other party’s breach of the agreement, the agreement will terminate upon the expiration date of the last patent covered by the WBH Agreement.

Sales and Marketing

MyoCell and MyoCell SDF-1

In advance of any expected commercial approval of our MyoCell product candidate in the United States, we intend to internally develop a direct sales and marketing force. We anticipate the team will comprise salespeople, clinical and reimbursement specialists and product marketing managers.

We intend to market MyoCell and/or MyoCell SDF-1 to interventional cardiologists and heart failure specialists. In the typical healthcare system the interventional cardiologist functions as a “gatekeeper” for determining the course of appropriate medical care for our target patient population.

We anticipate our marketing efforts will be focused on informing interventional cardiologists of the availability of  our treatment alternative through the following channels of communication: (i) articles published in medical journals by widely recognized interventional cardiologists, including cardiologists that have participated in our clinical trials; (ii) seminars and speeches featuring widely recognized interventional cardiologists; and (iii) advertisements in medical journals.

Collaborative Arrangements for Seeking Regulatory Approvals and Distribution of Products Outside of the United States and Europe

Adipose-stem cell therapies

We have partnered with the Global Stem Cell Group to market and make available our AdipoCell adipose derived stem cell therapies to all doctors across the U.S. and in foreign markets.

Korea

On February 1, 2005, we entered into a joint venture agreement with Bioheart Korea, Inc., the predecessor entity of BHK, Inc., or BHK, pursuant to which we and BHK agreed to create a joint venture company called Bioheart Manufacturing, Inc., located in Korea to own and operate a cell culturing facility. The joint venture agreement contemplated that we would engage Bioheart Manufacturing to provide all cell culturing processes for our products and processes sold in Asia including Korea for a period of no less than ten years. Pursuant to the joint venture agreement, we agreed to contribute approximately $59,000 cash and Myocell manufacturing technology for an 18% equity interest in Bioheart Manufacturing, and BHK agreed to contribute approximately $9,592,032 for an 82% equity interest in Bioheart Manufacturing. On April 1, 2006, we entered into an in-kind investment agreement with Bioheart Manufacturing pursuant to which we agreed to provide Bioheart Manufacturing with the technology to manufacture MyoCell and MyoCath and, in exchange, received 25,890 common shares of Bioheart Manufacturing. In February 2009, our ownership interest in Bioheart Manufacturing, Inc. was reduced to approximately 6% as a result of additional investments in Bioheart Manufacturing, Inc. by third parties.   Shares in Bioheart Manufacturing, Inc, owned by Bioheart Inc. became 258,900 shares through a stock split. In May 2009, there was a corporate reorganization and AnC Bio Inc. was given the business of Bioheart Manufacturing Inc.

Pursuant to the joint venture agreement, we provided Bioheart Manufacturing with standard operating procedures, tests and testing protocols, cell selection methods, cell characterization methods, and all materials necessary to carry out the activities of the cell culturing facility in the manner required by us.

In August 2007, we entered into a supply agreement with BHK pursuant to which we supplied MyoCell and MyoCaths to BHM for use in clinical studies of MyoCell.

According to the agreement, upon Bioheart Manufacturing’s inability to continue its operations by reason of law, governmental order or regulation or Bioheart Manufacturing’s dissolution or liquidation for any reason, the agreement is null and void.

Government Regulation

The research and development, preclinical studies and clinical trials, and ultimately, the culturing, manufacturing, marketing and labeling of our product candidates are subject to extensive regulation by the FDA and other regulatory authorities in the United States and other countries. We believe MyoCell and our medical device products are subject to regulation in the United States and Europe as a biological product and a medical device, respectively.

Biological products are subject to regulation under the Federal Food, Drug, and Cosmetic Act, or the FD&C Act, the Public Health Service Act, or the PHS Act and their respective regulations as well as other federal, state, and local statutes and regulations. Medical devices are subject to regulation under the FD&C Act and the regulations promulgated hereunder as well as other federal, state, and local statutes and regulations. The FD&C Act and the PHS Act and the regulations promulgated hereunder govern, among other things, the testing, cell culturing, manufacturing, safety, efficacy, labeling, storage, record keeping, approval, clearance, advertising and promotion of our product candidates. Preclinical studies, clinical trials and the regulatory approval process typically take years and require the expenditure of substantial resources. If regulatory approval or clearance of a product is granted, the approval or clearance may include significant limitations on the indicated uses for which the product may be marketed.

FDA Regulation — Approval of Biological Products

The steps ordinarily required before a biological product may be marketed in the United States include:

completion of preclinical studies according to good laboratory practice regulations;

the submission of an IND application to the FDA, which must become effective before human clinical trials may commence;

performance of adequate and well-controlled human clinical trials according to good clinical practices to establish the safety and efficacy of the proposed biological product for its intended use;

satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities at which the product is manufactured, processes, packaged or held to assess compliance cGMP; and

the submission to, and review and approval by, the FDA of a biologics license application, or BLA, that includes satisfactory results of preclinical testing and clinical trials.

Preclinical tests include laboratory evaluation of the product candidate, its formulation and stability, as well as animal studies to assess the potential safety and efficacy of the product candidate. The FDA requires that preclinical tests be conducted in compliance with good laboratory practice regulations. The results of preclinical testing are submitted as part of an IND application to the FDA together with manufacturing information for the clinical supply, analytical data, the protocol for the initial clinical trials and any available clinical data or literature. A 30-day waiting period after the filing of each IND application is required by the FDA prior to the commencement of clinical testing in humans. In addition, the FDA may, at any time during this 30-day waiting period or any time thereafter, impose a clinical hold on proposed or ongoing clinical trials. If the FDA imposes a clinical hold, clinical trials cannot commence or recommence without FDA authorization.

Clinical trials to support BLAs involve the administration of the investigational product to human subjects under the supervision of qualified investigators. Clinical trials are conducted under protocols detailing, among other things, the objectives of the study, the parameters to be used in monitoring safety and the efficacy criteria to be evaluated.

Clinical trials are typically conducted in three sequential phases, but the phases may overlap.

In Phase I clinical trials, the initial introduction of the biological product candidate into human subjects or patients, the product candidate is tested to assess safety, dosage tolerance, absorption, metabolism, distribution and excretion, including any side effects associated with increasing doses.

Phase II clinical trials usually involve studies in a limited patient population to identify possible adverse effects and safety risks, preliminarily assess the efficacy of the product candidate in specific, targeted indications; and assess dosage tolerance and optimal dosage.

If a product candidate is found to be potentially effective and to have an acceptable safety profile in Phase II evaluations, Phase III trials are undertaken within an expanded patient population at multiple study sites to further demonstrate clinical efficacy and safety, further evaluate dosage and establish the risk-benefit ratio of the product and an adequate basis for product labeling.

Phase IV, or post-marketing, trials may be mandated by regulatory authorities or may be conducted voluntarily. Phase IV trials are typically initiated to monitor the safety and efficacy of a biological product in its approved population and indication but over a longer period of time, so that rare or long-term adverse effects can be detected over a much larger patient population and time than was possible during prior clinical trials. Alternatively, Phase IV trials may be used to test a new method of product administration, or to investigate a product’s use in other indications. Adverse effects detected by Phase IV trials may result in the withdrawal or restriction of a drug.

If the required Phase I, II and III clinical testing is completed successfully, the results of the required clinical trials, the results of product development, preclinical studies and clinical trials, descriptions of the manufacturing process and other relevant information concerning the safety and effectiveness of the biological product candidate are submitted to the FDA in the form of a BLA. In most cases, the BLA must be accompanied by a substantial user fee. The FDA may deny a BLA if all applicable regulatory criteria are not satisfied or may require additional data, including clinical, toxicology, safety or manufacturing data. It can take several years for the FDA to approve a BLA once it is submitted, and the actual time required for any product candidate may vary substantially, depending upon the nature, complexity and novelty of the product candidate.

Before approving an application, the FDA will inspect the facility or facilities where the product is manufactured. The FDA will not approve a BLA unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements.

If the FDA evaluations of the BLA and the manufacturing facilities are favorable, the FDA may issue either an approval letter or an approvable letter. The approvable letter usually contains a number of conditions that must be met to secure final FDA approval of the BLA. When, and if, those conditions have been met to the FDA’s satisfaction, the FDA will issue an approval letter. If the FDA’s evaluation of the BLA or manufacturing facility is not favorable, the FDA may refuse to approve the BLA or issue a non-approvable letter that often requires additional testing or information.

FDA Regulation — Approval of Medical Devices

Medical devices are also subject to extensive regulation by the FDA. To be commercially distributed in the United States, medical devices must receive either 510(k) clearance or pre-market approval, or PMA, from the FDA prior to marketing. Devices deemed to pose relatively low risk are placed in either Class I or II, which requires the manufacturer to submit a pre-market notification requesting permission for commercial distribution, or 510(k) clearance. Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, devices deemed not substantially equivalent to a previously 510(k) cleared device and certain other devices are placed in Class III which requires PMA. We anticipate that MyoCath will be classified as a Class III device.

To obtain 510(k) clearance, a manufacturer must submit a pre-market notification demonstrating that the proposed device is substantially equivalent in intended use and in safety and efficacy to a previously 510(k) cleared device, a device that has received PMA or a device that was in commercial distribution before May 28, 1976. The FDA’s 510(k) clearance pathway usually takes from four to twelve months, but it can last longer.

After a device receives 510(k) clearance, any modification that could significantly affect its safety or efficacy, or that would constitute a major change in its intended use, requires a new 510(k) clearance or could require PMA. The FDA requires each manufacturer to make this determination, but the FDA can review any such decision. If the FDA disagrees with a manufacturer’s decision not to seek a new 510(k) clearance, the agency may retroactively require the manufacturer to seek 510(k) clearance or PMA. The FDA also can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or PMA is obtained.

A product not eligible for 510(k) clearance must follow the PMA pathway, which requires proof of the safety and efficacy of the device to the FDA’s satisfaction. The PMA pathway is much more costly, lengthy and uncertain than the 510(k) approval pathway. A PMA application must provide extensive preclinical and clinical trial data and also information about the device and its components regarding, among other things, device design, manufacturing and labeling. As part of the PMA review, the FDA will typically inspect the manufacturer’s facilities for compliance with quality system regulation requirements, which impose elaborate testing, control, documentation and other quality assurance procedures. Upon acceptance by the FDA of what it considers a completed filing, the FDA commences an in-depth review of the PMA application, which typically takes from one to two years, but may last longer. The review time is often significantly extended as a result of the FDA asking for more information or clarification of information already provided.

If the FDA’s evaluation of the PMA application is favorable, and the applicant satisfies any specific conditions (e.g., changes in labeling) and provides any specific additional information (e.g., submission of final labeling), the FDA will issue a PMA for the approved indications, which can be more limited than those originally sought by the manufacturer. The PMA can include post-approval conditions that the FDA believes necessary to ensure the safety and efficacy of the device including, among other things, restrictions on labeling, promotion, sale and distribution. Failure to comply with the conditions of approval can result in an enforcement action, which could have material adverse consequences, including the loss or withdrawal of the approval.

Even after approval of a pre-market application, a new PMA or PMA supplement is required in the event of a modification to the device, its labeling or its manufacturing process.

FDA Regulation — Post-Approval Requirements

Even if regulatory clearances or approvals for our product candidates are obtained, our products and the facilities manufacturing our products will be subject to continued review and periodic inspections by the FDA. For example, as a condition of approval of a new drug application, the FDA may require us to engage in post-marketing testing and surveillance and to monitor the safety and efficacy of our products. Holders of an approved new BLA, PMA or 510(k) clearance product are subject to several post-market requirements, including the reporting of certain adverse events involving their products to the FDA, provision of updated safety and efficacy information, and compliance with requirements concerning the advertising and promotion of their products.

In addition, manufacturing facilities are subject to periodic inspections by the FDA to confirm the facilities comply with cGMP requirements. In complying with cGMP, manufacturers must expend money, time and effort in the area of production and quality control to ensure full compliance. For example, manufacturers of biologic products must establish validated systems to ensure that products meet high standards of sterility, safety, purity, potency and identity. Manufacturers must report to the FDA any deviations from cGMP or any unexpected or unforeseeable event that may affect the safety, quality, or potency of a product. The regulations also require investigation and correction of any deviations from cGMP and impose documentation requirements.

In addition to regulations enforced by the FDA, we are also subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other federal, state and local regulations. Our research and development activities involve the controlled use of hazardous materials, chemicals, biological materials and radioactive compounds.

International Regulation

Our product candidates are subject to regulation in every country where they will be tested or used. Whether or not we obtain FDA approval for a product candidate, we must obtain the necessary approvals from the comparable regulatory authorities of foreign countries before we can commence testing or marketing of a product candidate in those countries. The requirements governing the conduct of clinical trials and the approval processes vary from country to country and the time required may be longer or shorter than that associated with FDA approval.

The European Economic Area requires that manufacturers of medical devices obtain the right to affix the CE mark to their products before selling them in member countries. The CE mark is an international symbol of adherence to quality assurance standards and compliance with applicable European medical device directives. In order to obtain the right to affix the CE mark to a medical device, the medical device in question must meet the essential requirements defined under the Medical Device Directive (93/42/ EEC) relating to safety and performance, and the manufacturer of the device must undergo verification of regulatory compliance by a third party standards certification provider, known as a notified body.

In addition to regulatory clearance, the conduct of clinical trials in the European Union is governed by the European Clinical Trials Directive (2001/20/ EC), which was implemented in May 2004. This directive governs how regulatory bodies in member states may control clinical trials. No clinical trial may be started without authorization by the national competent authority and favorable ethics approval.

Manufacturing facilities are subject to the requirements of the International Standards Organization. In complying with these requirements, manufacturers must expend money, time and effort in the area of production and quality control to ensure full compliance.

In some cases, we plan to submit applications with different endpoints or other elements outside the United States due to differing practices and requirements in particular jurisdictions. However, in cases where different endpoints will be used outside the United States, we expect that such submissions will be discussed with the FDA to ensure that the FDA is comfortable with the nature of human trials being conducted in any part of the world. As in the United States, post-approval regulatory requirements, such as those regarding product manufacture, marketing, or distribution, would apply to any product that is approved in Europe.

Competition

Our industry is subject to rapid and intense technological change. We face, and will continue to face, competition from pharmaceutical, biopharmaceutical, medical device and biotechnology companies developing heart failure treatments both in the United States and abroad, as well as numerous academic and research institutions, governmental agencies and private organizations engaged in drug funding or discovery activities both in the United States and abroad. We also face competition from entities and healthcare providers using more traditional methods, such as surgery and pharmaceutical regimens, to treat heart failure. We believe there are a substantial number of heart failure products under development by numerous pharmaceutical, biopharmaceutical, medical device and biotechnology companies, and it is likely that other competitors will emerge.

Many of our existing and potential competitors have substantially greater research and product development capabilities and financial, scientific, marketing and human resources than we do. As a result, these competitors may succeed in developing competing therapies earlier than we do; obtain patents that block or otherwise inhibit our ability to further develop and commercialize our product candidates; obtain approvals from the FDA or other regulatory agencies for products more rapidly than we do; or develop treatments or cures that are safer or more effective than those we propose to develop. These competitors may also devote greater resources to marketing or selling their products and may be better able to withstand price competition. In addition, these competitors may introduce or adapt more quickly to new technologies or scientific advances, which could render our technologies obsolete, and may introduce products that make the continued development of our product candidates uneconomical. These competitors may also be more successful in negotiating third party licensing or collaborative arrangements and may be able to take advantage of acquisitions or other strategic opportunities more readily than we can.

Our ability to compete successfully will depend on our continued ability to attract and retain skilled and experienced scientific, clinical development and executive personnel, to identify and develop viable heart failure product candidates and to exploit these products and compounds commercially before others are able to develop competitive products.

We believe the principal competitive factors affecting our markets include, but are not limited to:

the safety and efficacy of our product candidates;

the freedom to develop and commercialize cell-based therapies, including appropriate patent and proprietary rights protection;

the timing and scope of regulatory approvals;

the cost and availability of our products;

the availability and scope of third party reimbursement programs; and

the availability of alternative treatments.

We are still in the process of determining, among other things:

if MyoCell and MyoCell SDF-1 are both safe and effective;

the timing and scope of regulatory approvals; and

the availability and scope of third party reimbursement programs.

Accordingly, we have a limited ability to predict how competitive MyoCell will be relative to existing treatment alternatives and/or treatment alternatives that are under development. See “Business — Diagnosis and Management of Heart Failure.”

If approved, MyoCell will compete with surgical, pharmaceutical and mechanical based therapies. Surgical options include heart transplantation and left ventricular reconstructive surgery. Although not readily accessible, heart transplantation has proven to be an effective treatment for patients with severe damage to the heart who locate a donor match and are in sufficiently good health to undergo major surgery. Mechanical therapies such as biventricular pacing, ventricular restraint devices and mitral valve therapies have been developed by companies such as Medtronic, Inc., Acorn Cardiovascular, Inc., St. Jude Medical, Inc., World Heart Corporation, Guidant Corporation, a part of Boston Scientific, and Edwards Lifesciences Corp. Pharmaceutical therapies include anti-thrombotics, calcium channel blockers such as Pfizer’s Norvasc® and ACE inhibitors such as Sanofi’s Delix®.

The field of regenerative medicine is rapidly progressing, as many organizations are initiating or expanding their research efforts in this area. We are also aware of several competitors seeking to develop cell-based therapies for the treatment of cardiovascular disease, including Aldagen, Inc., Angioblast Systems, Inc., Athersys, Inc., Baxter International, Inc., Cytori Therapeutics, Inc., MG Biotherapeutics, LLC (a joint venture between Genzyme Corporation and Medtronic, Inc.), Mytogen, Inc. (a wholly-owned subsidiary of Advanced Cell Technology, Inc.), Osiris Therapeutics, Inc. (products now owned by Mesoblast), ViaCell, Inc. (a wholly-owned subsidiary of PerkinElmer, Inc.), and potentially others.

It is our understanding that some of our large competitors have devoted considerable resources to developing a myoblast-based cell therapy for treating severe damage to the heart.

Some organizations are involved in research using alternative cell sources, including bone marrow, embryonic and fetal tissue, umbilical cord and peripheral blood, and adipose tissue.

Many of our existing and potential competitors have substantially greater research and product development capabilities and financial, scientific, marketing and human resources than we do. These competitors may also devote greater resources to marketing or selling their products and may be better able to withstand price competition. In addition, these competitors may introduce or adapt more quickly to new technologies or scientific advances, which could render our technologies obsolete, and may introduce products that make the continued development of our product candidates uneconomical. These competitors may also be more successful in negotiating third party licensing or collaborative arrangements and may be able to take advantage of acquisitions or other strategic opportunities more readily than we can.

Management's Discussion and Analysis of Financial Condition and Results of Operations

OPERATIONS ("MD&A")

The following is management’s discussion and analysis (|MD&A”) of certain significant factors that have affected our financial position and operating results during the periods included in the accompanying  financial statements, as well as information relating to the plans of our current management. This report includes forward-looking statements. Generally, the words “believes,” “anticipates,” “may,” “will,” “should,” “expect,” “intend,” “estimate,” “continue,” and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including the matters set forth in this report or other reports or documents we file with the Securities and Exchange Commission from time to time, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be placed on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update these forward-looking statements.

The following discussion and analysis should be read in conjunction with our financial statements and the related notes thereto and other financial information contained elsewhere in the Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission.

The Company's MD&A is comprised of significant accounting estimates made in the normal course of its operations, overview of the Company's business conditions, results of operations, liquidity and capital resources and contractual obligations. The Company did not have any off balance sheet arrangements as of December 31, 2013 or 2012.

The discussion and analysis of the Company’s financial condition and results of operations is based upon its financial statements, which have been prepared in accordance with generally accepted accounting principles generally accepted in the United States (or "GAAP"). The preparation of those financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities at the date of its financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Our Ability To Continue as a Going Concern

Our independent registered public accounting firm has issued its report dated March 24, 2014 in connection with the audit of our financial statements as of December 31, 2013 that included an explanatory paragraph describing the existence of conditions that raise substantial doubt about our ability to continue as a going concern. Our  financial statements as of December 31, 2013 have been prepared under the assumption that we will continue as a going concern. If we are not able to continue as a going concern, it is likely that holders of our common stock will lose all of their investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Overview

We are a biotechnology company focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage. Our lead product candidate is MyoCell, an innovative clinical therapy designed to populate regions of scar tissue within a patient’s heart with autologous muscle cells, or cells from a patient’s body, for the purpose of improving cardiac function in chronic heart failure patients.

Biotechnology Product Candidates

We are focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage. In our pipeline, we have multiple product candidates for the treatment of heart damage, including MyoCell, Myocell SDF-1 and AdipoCell. MyoCell and MyoCell SDF-1 are clinical muscle-derived cell therapies designed to populate regions of scar tissue within a patient's heart with new living cells for the purpose of improving cardiac function in chronic heart failure patients.

MyoCell SDF-1 is intended to be an improvement to MyoCell. MyoCell SDF-1 is similar to MyoCell except that the myoblast cells to be injected for use in MyoCell SDF-1 will be modified prior to injection by an adenovirus vector or non-viral vector so that they will release extra quantities of the SDF-1 protein, which expresses angiogenic factors. AdipoCell is a patient-derived cell therapy proposed for the treatment of acute myocardial infarction, chronic heart ischemia, and lower limb ischemia. We hope to demonstrate that these product candidates are safe and effective complements to existing therapies for chronic and acute heart damage.

Our most recent completed clinical trials of MyoCell are the SEISMIC Trial, a 40-patient, randomized, multicenter, controlled, Phase II-a study conducted in Europe and the MYOHEART Trial, a 20-patient, multicenter, Phase I dose-escalation trial conducted in the United States. We were approved by the FDA, to proceed with a 330-patient, multicenter Phase II/III trial of MyoCell in North America and Europe, or the MARVEL Trial. We completed the MyoCell implantation procedure on the first patient in the MARVEL Trial on October 24, 2007. Thus far, 20 patients, including 6 control patients, have been treated. Initial results for the 20 patients were released at the Heart Failure Society of American meeting in September, 2009, showing a significant (35%) improvement in the 6 minute walk for those patients who were treated, and no improvement for those who received a placebo. On the basis of these results, we have applied for and received approval from the FDA to reduce the number of additional patients in the trial to 134, for a total of 154 patients. The SEISMIC, MYOHEART and MARVEL Trials have been designed to test the safety and efficacy of MyoCell in treating patients with severe, chronic damage to the heart. Upon regulatory approval of MyoCell, we intend to generate revenue in the United States from the sale of MyoCell cell-culturing services for treatment of patients by qualified physicians.

We received approval from the FDA in July of 2009 to conduct a Phase I safety study on 15 patients of a combined therapy (Myocell with SDF-1), which we believe was the first approval of a study combining gene and cell therapies. We initially commenced work on this study, called the REGEN Trial, during the first quarter of 2010. We suspended activity on the trial in 2010 while seeking additional funding necessary to conduct the trial.

We are seeking to secure sufficient funds to reinitiate enrollment in the MARVEL and REGEN trials. If we successfully secure such funds, we intend to re-engage a contract research organization, or CRO, investigators and certain suppliers to advance such trials.

In August 2011, we applied to the FDA to conduct a Phase I study, called the ANGEL Trial, utilizing AdipoCell in chronic ischemia heart patients. The ANGEL Trial is a Phase I trial  that was completed in Mexico at the hospital Angeles in collaboration with the Regenerative Medicine Institute.

MyoCath Product Candidate

The MyoCath is a deflecting tip needle injection catheter that has a larger (25 gauge) needle to allow for better flow rates and less leakage than systems that are 27 gauge. This larger needle allows for thicker compositions to be injected, which helps with cell retention in the heart. Also, the MyoCath needle has more fluoroscopic brightness than the normally used nitinol needle, enabling superior visualization during the procedure. Seeing the needle well during injections enables the physician who is operating the catheter to pinpoint targeted areas more precisely. The MyoCath is used to inject cells into cardiac tissue in therapeutic procedures to treat chronic heart ischemia and congestive heart failure. Investigators in our MARVEL Trial may use either our MyoCath catheters or Biosense Webster’s (a Johnson & Johnson company) NOGA® Cardiac Navigation System along with the MyoStar™ injection catheter for the delivery of MyoCell to patients enrolled in the trial. We are currently producing Myocath catheters with a contract manufacturer on an as needed basis.

We conduct operations in one business segment. We may organize our business into more discrete business units when and if we generate significant revenue from the sale of our product candidates. Our revenue since inception has been generated inside and outside the United States, and the majority of our long-lived assets are located in the United States.

Results of Operations Overview

Revenues

We have not generated any material revenues from our MyoCell product candidate. The revenues we have recognized to date are related to (i) sales of MyoCath to ACS and other parties, (ii) fees associated with our assignment to ACS of our rights relating to the Primary MyoCath Patent, (iii) revenues generated from paid registry trials, (iv) revenues from the sale of our now discontinued tissue genesis system and related supplies and (v) revenues generated for providing cell culturing services under exclusive supply agreements. We did not generate significant revenue in 2013 and do not expect to do so in 2014. Our revenue may vary substantially from quarter to quarter and from year to year. We believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indicative of our future performance. We do not expect to generate substantial revenues until we obtain regulatory approval for and commercialize our product candidates, which we do not expect to occur before 2015.

We recognized revenues of $96,085 in 2013 compared to revenues of $61,109 in 2012. Our revenue in 2013 was generated from the sale of MyoCath catheters, AdipoCell and laboratory services. Our revenues for 2012 were generated from the sale of MyoCath Catheters and laboratory services.

Cost of Sales

Cost of sales consists of the costs associated with the production of MyoCath.

Cost of sales was $30,831 in the twelve-month period ended December 31, 2013 compared to $1,070 in the twelve-months ended December 31, 2012.

Research and Development

Our research and development expenses consist of costs incurred in identifying, developing and testing our product candidates. These expenses consist primarily of costs related to our clinical trials, the acquisition of intellectual property licenses and preclinical studies. We expense research and development costs as incurred.

Clinical trial expenses include costs related to the culture and preparation of cells in connection with our clinical trials, costs of contract research, costs of clinical trial facilities, costs of delivery systems, salaries and related expenses for clinical personnel and insurance costs. Preclinical study expenses include costs of contract research, salaries and related expenses for personnel, costs of development biopsies, costs of delivery systems and costs of lab supplies.

We are focused on the development of a number of autologous cell-based therapies, and related devices, for the treatment of heart damage. Accordingly, many of our costs are not attributable to a specifically identified product candidate. We use our employee and infrastructure resources across several projects, and we do not account for internal research and development costs on a product candidate by product candidate basis. From inception through December 31, 2013, we incurred aggregate research and development costs of approximately $65.3 million (unaudited)  related to our product candidates We estimate that at least $48.4 million (unaudited)  of these expenses relate to our preclinical and clinical development of MyoCell and at least $5.2 million of these expenses relate to our preclinical and clinical development of MyoCath.

During the third quarter 2009, we received notification that approximately $630,000 in pending projects (Indiana University, University of Florida, Northwestern University, and other sites) was completed. As of December 31, 2013, of the $630,000, we still have an accrual of $219,000 for the completed contracts.

Clinical trials and preclinical studies are time-consuming and expensive. Our expenditures on current and future preclinical and clinical development programs are subject to many uncertainties. We generally test our products in several preclinical studies and then conduct clinical trials for those product candidates that we determine to be the most promising. As we obtain results from clinical trials, we may elect to discontinue or delay trials for some product candidates in order to focus our resources on more promising product candidates. Completion of clinical trials may take several years or more, but the length of time generally varies substantially according to the type, size of trial and intended use of the product candidate.

Due to the risks inherent in the clinical trial process, development completion dates and costs vary significantly for each product candidate, are difficult to estimate and are likely to change as clinical trials progress.

The cost of clinical trials may vary significantly over the life of a project as a result of a variety of factors, including the number of patients who participate in the clinical trials, the number of sites included in the clinical trials, the length of time required to enroll trial participants, the efficacy and safety profile of our product candidates and the costs and timing of and our ability to secure regulatory approvals.

Marketing, General and Administrative

Our marketing, general and administrative expenses primarily consist of the costs associated with our general management and clinical marketing and trade programs, including, but not limited to, salaries and related expenses for executive, administrative and marketing personnel, rent, insurance, legal and accounting fees, consulting fees, travel and entertainment expenses, conference costs and other clinical marketing and trade program expenses.

Stock-Based Compensation

Stock-based compensation reflects our recognition as an expense of the value of stock options and other equity instruments issued to our employees and non-employees over the vesting period of the options and other equity instruments. We have granted to our employees options to purchase shares of common stock at exercise prices equal to the fair market value of the underlying shares of common stock at the time of each grant, as determined by our Board of Directors, with input from management.

In valuing our common stock, our Board of Directors considered a number of factors, including, but not limited to:

·          our financial position and historical financial performance;

·          the illiquidity of our capital stock as a private company prior to our IPO;

·          arm's length sales of our common stock;

·          the development status of our product candidates;

·          the business risks we face;

·          vesting restrictions imposed upon the equity awards;

·          an evaluation and benchmark of our competitors; and

·          the prospects of a liquidity event, such as our initial public offering in February 2008.

In April 1, 2013, the Board of Directors approved, subject to shareholder approval, the establishment of the Bioheart 2013 Omnibus Equity Compensation Plan, or the “2013 Omnibus Plan”. The 2013 Omnibus Plan reserves up to fifty million shares of common stock for issuance.

Effective April 1, 2013, the Board of Directors resolved that stock options granted for the past three years as of February 25, 2013 be repriced for employees, management and board members, at the exercise price of the average of the last 5 trading days’ closing price as of February 25, 2013. Subsequently, this action was rescinded and the repricing date was set for August 5, 2013.

A summary of options at December 31, 2013 and activity during the year then ended is presented below:

	Shares	Weighted- Average Exercise Price		Weighted- Average Remaining Contractual Term (in years)

Options outstanding at January 1, 2012	4,636,318		$1.20	8.1
Granted	3,300,000		$0.04
Exercised		$
Forfeited/Expired	(82,942)		$5.57
Options outstanding at December 31, 2012	7,853,376		$0.67	8.2
Granted	17,400,000		$0.016	9.9
Exercised
Forfeited/Expired	(1,340,433)		$1.08
Options outstanding at December 31, 2013	23,912,943		$0.15	9.0
Options exercisable at December 31, 2013	6,600,443		$0.48	8.0
Available for grant at December 31, 2013	32,600,000

The following information applies to options outstanding and exercisable at December 31, 2013:

Options Outstanding				Options Exercisable
	Shares	Weighted- Average Remaining Contractual Term	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price

$0.00 – $0.70	23,290,000	9.2	$0.03	5,977,500	$0.04
$0.71 – $1.28	162,286	4.4	$0.80	162,286	$0.80
$5.25 – $5.67	435,945	2.0	$5.57	435,945	$5.57
$7.69	24,712	2.6	$7.69	24,712	$7.69
	23,912,943	9.0	$0.15	6,600,443	$0.48

On January 16, 2012, the Company granted 500,000 employee stock options in connection services rendered at the exercise price of $0.10 per share vesting over four years from the date of issuance.

The fair values of the employee options issued on January 16, 2012 were determined using the Black Scholes option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 164.79% and Risk free rate: 1.89%.

On August 6, 2012, the Company granted an aggregate 2,800,000 employee stock options in connection services rendered at the exercise price of $0.03 per share vesting over four years from the date of issuance.

The fair values of the employee options issued on August 6, 2012 were determined using the Black Scholes option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 164.91% and Risk free rate: 1.59%.

On August 5, 2013, the Company re-priced options previously issued from 2011 through 2012 for current employees and officers in aggregate of 4,890,000 options with previous exercise prices from $0.03 to $0.21 per share to $0.01694 per share, all other terms remaining unchanged.  The gross change in fair value, determined using the Black Scholes option pricing model, of $1,630 was charged to current period operations.

On August 1, 2013, the Company issued an aggregate 15,000,000 options to purchase the Company’s common stock at $0.01576 per share vesting over four years.   The fair value of $245,749, determined using the Black Scholes option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 153.27% and Risk free rate: 2.74%, of which $25,599 was charged to current period operations.

On September 1, 2013, the Company issued an aggregate 2,400,000 options to purchase the Company’s common stock at $0.01654 per share, respectively; to officers and employees, exercisable immediately. The fair value of $37,823, determined using the Black Scholes option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 150.98% and Risk free rate: 2.78%, was charged to current period operations.

The fair value of all options vesting during the year ended December 31, 2013 and 2012 of $125,515 and $76,674, respectively, was charged to current period operations.

Warrants

A summary of common stock purchase warrants at December 31, 2013 and activity during the year then ended is presented below:

	Shares	Weighted- Average Exercise Price		Weighted- Average Remaining Contractual Term (in years)

Outstanding at January 1, 2012	32,610,075		$0.86	3.8
Issued	42,396,432		$0.018	5.78
Exercised	—		$0.00
Forfeited	(933,185)		$0.76
Outstanding at December 31, 2012	74,073,322		$0.37	4.5
Issued	50,350,536		$0.016	9.2
Exercised	—	$
Expired	(6,345,002)		$0.38
Outstanding at December 31, 2013	118,078,856		$0.22	6.3
Exercisable at December 31, 2013	101,371,743		$0.13	5.7

In conjunction with the authorized issuance of common stock, the Company granted approximately 50 million common stock purchase warrants during the year ended December 31, 2013.

 The following information applies to common stock purchase warrants outstanding and exercisable at December 31, 2013:

	Warrants Outstanding			Warrants Exercisable
	Shares	Weighted- Average Remaining Contractual Term	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price

$0.01 – $0.50	111,829,723	6.3	$0.03	96,667,060	$0.03
$0.52 – $0.68	2,699,675	5.3	$0.58	2,699,675	$0.58
$0.70 – $1.62	848,176	6.0	$0.71	848,176	$0.71
$5.67 – $7.69	2,701,282	8.9	$7.55	1,156,832	$7.35
	118,078,856	6.3	$0.22	101,371,743	$0.13

During the year ended December 31, 2012, in connection with the sale of common stock, the Company issued an aggregate of 22,396,432 warrants to purchase the Company’s common stock at an exercise prices from $0.014 to $0.03 per shares exercisable in six months and expiring three years from issuance.

On September 21, 2012, the Company issued 5,000,000 warrants to purchase the Company’s common stock at $0.02 per share, expiring 10 years from the date of issuance as payment of interest.

The fair value of $119,023, determined using the Black Scholes option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 163.45% and Risk free rate: 1.779%, was charged to current period operations.

On October 1, 2012, the Company issued 15,000,000 warrants to purchase the Company’s common stock at $0.014 per share, expiring 10 years from the date of issuance as payment of interest with certain reset provisions.

The fair value of $311,190, determined using the Binomial lattice option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 155.41% and Risk free rate: 1.64%, was charged to current period operations.

During 2013 and 2012, we recognized stock-based compensation expense of $125,515 and $76,674, respectively. The increase in stock based compensation from 2012 to 2013 was due to 17.4 million options granted in 2013 compared to 3.3 million options in 2012, stock options granted to officers, consultants and key employees. We intend to grant stock options and other stock-based compensation in the future and we may therefore recognize additional stock-based compensation in connection with these future grants.

Interest Expense

Interest expense in 2013 and 2012 primarily consists of interest incurred on the principal amount of the Northstar loan, our former Bank of America loan, the Seaside National Bank loan, accrued fees and interest payable to the Guarantors, the amortization of related deferred loan costs and the amortization of the fair value of warrants issued in connection with the loans. The deferred loan costs and fair value of warrants issued in connection with the loans are being amortized to interest expense over the terms of the respective loans using the effective interest method.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations is based upon our  financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. While our critical accounting policies are described in Note 1 to our  financial statements appearing elsewhere in this report, we believe the following policies are important to understanding and evaluating our reported financial results:

Revenue Recognition

Since inception, we have not generated any material revenues from our MyoCell product candidate. In accordance with Accounting standards Codification subtopic 605-10, Revenue Recognition (“ASC605-10”), our revenue policy is to recognize revenues from product sales and service transactions generally when persuasive evidence of an arrangement exists, the price is fixed or determined, collection is reasonably assured and delivery of product or service has occurred.

We initially recorded payments received by us pursuant to our agreements with ACS as deferred revenue. Revenues are recognized on a pro rata basis as the catheters are delivered pursuant to those agreements.

 Stock-based compensation

(Included in Accounting Standards Codification (“ASC”) 718 “Share Based Payment”, previously SFAS No. 123(R) “Accounting for stock based compensation”)

The Company will account for its employee stock based compensation arrangements in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25.  “Accounting for Stock Issued to Employees”, and related interpretations.  As such, compensation expense for stock options, common stock and other equity instruments issued to non-employees for services received will be based upon the fair value of the equity instruments issued, as the services are provided and the securities earned.  SFAS No. 123, “Accounting for Stock-Based Compensation”, requires entities that continue to apply the provisions of APB Opinion No. 25 for transactions with employees to provide pro forma net earnings (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied to these transactions.  For the period from inception (March 12, 2004) to December 31, 2012, no stock options were committed to be issued to employees.

The Company accounts for derivative instruments in accordance with ASC 815, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At December 31, 2013 and 2012, the Company did not have any derivative instruments that were designated as hedges.

Income taxes

 Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards that are available to be carried forward to future years for tax purposes.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  When it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided for the excess.  Although the Company has significant loss carry forwards available to reduce future income for tax purposes, no amount has been reflected on the balance sheet for deferred income taxes as any deferred tax asset has been fully offset by a valuation allowance.

Use of Estimates

 The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

Research and Development Costs

 Research and development costs are expensed as incurred in accordance with generally accepted accounting principles in the United States of America.  Research is planned search or critical investigation aimed at discovery of new knowledge with the hope that such knowledge will be useful in developing a new product or service or a new process or technique or in bringing about a significant improvement to an existing product or process.  Development is the translation of research findings or other knowledge into a plan or design for a new product or process or for a significant improvement to an existing product or process whether intended for sale or use. It includes the conceptual formulation, design, and testing of product alternatives, construction of prototypes, and operation of pilot plants. It does not include routine or periodic alterations to existing products, production lines, manufacturing processes, and other on-going operations even though those alterations may represent improvements and it does not include market research or market testing activities. Elements of costs shall be identified with research and development activities as follows:  The costs of materials and equipment or facilities that are acquired or constructed for research and development activities and that have alternative future uses shall be capitalized as tangible assets when acquired or constructed. The cost of such materials consumed in research and development activities and the depreciation of such equipment or facilities used in those activities are research and development costs. However, the costs of materials, equipment, or facilities that are acquired or constructed for a particular research and development project and that have no alternative future uses and therefore no separate economic values are research and development costs at the time the costs are incurred.  Salaries, wages, and other related costs of personnel engaged in research and development activities shall be included in research and development costs. The costs of contract services performed by others in connection with the research and development activities of an enterprise, including research and development conducted by others in behalf of the enterprise, shall be included in research and development costs.

Depreciation

 Depreciation is computed using the straight-line method over the assets’ expected useful lives.

Amortization

 Deferred charges are amortized using the straight-line method over five and six years.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Options and warrants issued

The Company allocates the proceeds received from equity financing and the attached options and warrants issued, based on their relative fair values, at the time of issuance.  The amount allocated to the options and warrants is recorded as additional paid in capital.

Related Parties

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

Results of Operations

We are a development stage company and our MyoCell product candidate has not received regulatory approval or generated any material revenues and is not expected to until 2015, if ever. We have generated substantial net losses and negative cash flow from operations since inception and anticipate incurring significant net losses and negative cash flows from operations for the foreseeable future as we continue clinical trials, undertake new clinical trials, apply for regulatory approvals, make capital expenditures, add information systems and personnel, make payments pursuant to our license agreements upon our achievement of certain milestones, continue development of additional product candidates using our technology, establish sales and marketing capabilities and incur the additional cost of operating as a public company.

Comparison of Years Ended December 31, 2013 and December 31, 2012

Revenues

We recognized revenues of $96,085 in 2013, revenues generated from the sale of MyoCath Catheters, AdipoCell, and laboratory services.  In 2011 we recognized revenues of $61,109, revenues generated from the sales of MyoCath Catheters and laboratory services.

Cost of Sales

Cost of sales was $30,831 in 2013 and $1,070 in 2012.

Research and Development

Research and development expenses were $626,983 in 2013, an increase of $225,042 from research and development expenses of $401,941 in 2012. The increase was primarily attributable to an increase in the amount of available funds.

The timing and amount of our planned research and development expenditures is dependent on our ability to obtain additional financing.

Marketing, General and Administrative

Marketing, general and administrative expenses were $2,267,831 in 2013, an increase of $89,479 from marketing, general and administrative expenses of $2,178,352 in 2012. The increase in marketing, general and administrative expenses is attributable, in part, to an increase in legal fees, salaries and insurance expenses.

Interest Expense

Interest expense was $1,437,883 in 2013 compared to interest expense of $1,619,653 in 2012. Non cash interest comprised of amortization of debt discounts and warrants issued in connection with debt totaled $597,339 in 2013 as compared to $657,081 in 2012.  In addition, in 2012, we issued warrants in connection with a forbearance agreement with Northstar at a fair value of $430,213; in 2013 we issued preferred stock in in connection with a forbearance agreement with Northstar at a fair value of $274,050.

 Gain on settlement of debt

During the year ended December 31, 2013, we settled an outstanding note payable and certain accounts payable by issuances of common stock. As such we realized a net $1,023,439 gain on extinguishment of debt during the year ended December 31, 2013, as compared to nil for same period last year.

Gain on change in fair value of derivative liabilities.

As of December 31, 2013, we issued convertible notes and common stock purchase warrants with anti-dilutive provisions that had the possibility of exceeding our common shares authorized when considering the number of possible shares that may be issuable to satisfy settlement provisions of these agreements after consideration of all existing instruments that could be settled in shares. As such, we are required to determine the fair value of this derivative and mark to market each reporting period. For the year ended December 31, 2013, we incurred a $29,179 gain on change in fair value of our derivative liabilities compared to a gain of $119,795 the same period last year.

Inflation

Our opinion is that inflation has not had, and is not expected to have, a material effect on our operations.

Climate Change

Our opinion is that neither climate change, nor governmental regulations related to climate change, have had, or are expected to have, any material effect on our operations.

Liquidity and Capital Resources

In 2013, we continued to finance our considerable operational cash needs with cash generated from financing activities.

Operating Activities

Net cash used in operating activities was $1,913,326 in 2013 as compared to $1,095,276 of cash used in 2012. Our use of cash for operations in 2013 reflected a net loss generated during the period of $3,143,259, adjusted for non-cash items such as stock-based compensation of $210,666, amortization of debt discounts associated with our convertible notes of $368,682, related party notes payable issued for services rendered of $500,000, preferred stock issued in connection with a forbearance agreement of $274,050, common stock issued in settlement of accounts payable of $2,500,non-cash interest payments of $228,657  and depreciation expense of $2,190, net with gain on settlement of debt of $1,023,439 and gain on change in fair value of derivative liabilities of $29,179 . A net decrease in operating assets of $129,633 and a net increase in operating liabilities of $566,173  contributed to our use of operating cash in 2013.

Investing Activities

Net cash used in investing activities was $9,425 in 2013 compared to $933 in 2012.

Financing Activities

Net cash provided by financing activities was $1,968,978 in 2013 as compared to $1,059,381 in 2012. In 2013 ,we sold, in a private placement and put agreements, shares of common stock and warrants for aggregate net cash proceeds of approximately $1,426,914. In addition, we received an aggregate of $215,500 related party loans and advances and $415,500 from issuance of notes payable, net of repayments of $88,847.

Existing Capital Resources and Future Capital Requirements

Our MyoCell product candidate has not received regulatory approval or generated any material revenues. We do not expect to generate any material revenues or cash from sales of our MyoCell product candidate until commercialization of MyoCell, if ever. We have generated substantial net losses and negative cash flow from operations since inception and anticipate incurring significant net losses and negative cash flows from operations for the foreseeable future. Historically, we have relied on proceeds from the sale of our common stock and our incurrence of debt to provide the funds necessary to conduct our research and development activities and to meet our other cash needs.

At December 31, 2013, we had cash and cash equivalents totaling $46,227; our working capital deficit as of such date was $13,362,480. Our independent registered public accounting firm has issued its report dated March 24, 2014 in connection with the audit of our financial statements as of December 31, 2013 that included an explanatory paragraph describing the existence of conditions that raise substantial doubt about our ability to continue as a going concern.

As of December 31, 2013, we had $5,784,449 in outstanding loans.

On April 30, 2012, we were informed that Northstar assumed all amounts outstanding under the BlueCrest loan. On April 30, 2012, Northstar agreed with us to extend until May 1, 2012 the initial payment date for any and all required monthly payments and payable with respect to the BlueCrest loan and to waive any and all defaults and/or events of default with respect to such payments.

As of September 30, 2012, the Company was in default, however, subsequent to September 30, 2012, the Company renegotiated the terms of the Note, Northstar has agreed to suspend the requirement of principal payments by the Company and allow payment of interest-only in common stock.

On September 21, 2012, the Company issued 5,000,000 common stock purchase warrants to Northstar that was treated as Additional interest expense upon issuance.

On October 1, 2012, the Company and Northstar entered into a limited waiver and forbearance agreement providing a recapitalized new note balance comprised of all sums due Northstar with a maturity date extended perpetually. The Company agreed to issue 5,000,000 shares of Series A Convertible Preferred Stock and 10,000,000 of common stock in exchange for $210,000 as payment towards outstanding debt, default interest, penalties, professional fees outstanding and due Northstar. In addition, the Company executed a security agreement granting Northstar a lien on all patents, patent applications, trademarks, service marks, copyrights and intellectual property rights of any nature, as well as the results of all clinical trials, know-how for preparing Myoblasts, old and new clinical data, existing approved trials, all right and title to Myoblasts, clinical trial protocols and other property rights.

In addition, the Company granted Northstar a perpetual license on products as described for resale, relicensing and commercialization outside the United States. In connection with the granted license, Northstar shall pay the Company a royalty of up to 8% on revenues generated.

Effective October 1, 2012, the effective interest rate was 12.85% per annum.  The parties agreed, as of February 28, 2013, to reduce the interest rate to 7% per annum.

In connection with the consideration paid, Northstar waived, from the effective date through the earlier of termination or expiration of the agreement, satisfaction of the obligations as described in the forbearance agreement. In 2012, 5,000,000 shares of Series A Convertible Preferred Stock were approved to be issued. In addition, the Company is obligated to issue additional preferred stock equal in lieu of payment of cash of accrued and unpaid interest on each six month anniversary of the effective date (October 1, 2012). In lieu of the initial two payments in preferred stock, the parties have determined to modify the voting rights of the Series A Convertible Preferred Stock from 20 votes per share on matters to be voted on by the common stock holders to 25 votes per share on matters to be voted on by the common stock holders and all prior and subsequent payments of interest will be in common stock; payments of common stock for April 1, 2013 and October 1, 2013 were made the fourth quarter of 2013 based on the closing price of the common stock on April 1, 2013 and October 1, 2013 respectively.

As described above, during the year ended December 31, 2013, the Company issued the 5,000,000 shares of Series A Convertible Preferred Stock and the 10,000,000 of common stock described above in exchange for the $210,000 as payment towards outstanding principle of the debt. In addition, the Company issued 15,000,000 shares of Series A Convertible Preferred Stock as a penalty in settlement of the terms of the forbearance agreement.

On November 2, 2011, we entered into a Standby Equity Distribution Agreement, or the SEDA, with Greystone Capital Partners, or GCP. Pursuant to the SEDA’s terms, we may, at our sole discretion and upon giving written notice to GCP, each an “Advance Notice”, periodically sell shares of our common stock to GCP. For each share of Common Stock purchased under the SEDA, GCP will pay us an amount, referred to as the “Purchase Price”, that is eighty percent (80%) of the lowest daily volume weighted average price of the

Common Stock as quoted by Bloomberg, LP, during the five (5) consecutive Trading Days (as such term is defined in the SEDA) immediately subsequent to the date of the relevant Advance Notice. We are not obligated to sell any shares of common stock to GCP but may, over the term of the SEDA and in our sole discretion, sell to GCP that number of shares of common stock valued at the Purchase Price from time to time in effect that equals up to one million dollars ($1,000,000) in the aggregate. GCP's obligation to purchase shares of Common Stock under the SEDA is subject to certain conditions, including (i) periodic sales of shares of our common stock to GCP must be separated by a time period equal to five Trading Days, and (ii) the amount of any individual periodic sale designated by us in any Advance Notice shall not exceed fifty percent (50%) of the average weekly volume of shares of our common stock traded during the two (2) week period immediately prior to an Advance Notice, where a “week” is five (5) consecutive Trading Days. GCP’s obligations under the SEDA are not transferable.

During the year ended December 31, 2013, the Company issued an aggregate of 31,052,141 shares of its common stock in exchange for $346,914 draw down on the equity line.

Other than the SEDA, we have no commitments or arrangements from third parties for any additional financing to fund our research and development and/or other operations. We will need to seek substantial additional financing through public and/or private financing, which may include equity and/or debt financings, and through other arrangements, including collaborative arrangements. We may also seek to satisfy some of our obligations to the Guarantors through the issuance of various forms of securities or debt on negotiated terms. However, financing and/or alternative arrangements with the Guarantors may not be available when we need it, or may not be available on acceptable terms. In addition, our ability to obtain additional debt financing and/or alternative arrangements with the Guarantors may be limited by the amount of, terms and restrictions of our then current debt. Accordingly, we will generally be restricted from, among other things, incurring additional indebtedness or liens, with limited exceptions. Additional debt financing, if available, may involve restrictive covenants that limit or further limit our operating and financial flexibility and prohibit us from making distributions to shareholders.

 If we raise additional funds and/or secure alternative arrangements with the Guarantors by issuing equity, equity-related or convertible securities, the economic, voting and other rights of our existing shareholders may be diluted, and those securities may have rights superior to those of our common stock. If we obtain additional capital through collaborative arrangements, we may be required to relinquish greater rights to our technologies or product candidates than we might otherwise have or become subject to restrictive covenants that may affect our business.

Cassel Salpeter & Co.

On November 20, 2013, we entered into an Investment Banking Agreement with Cassel Salpeter& Co. (“CSC”), who will act as exclusive third party financial advisor in connection with investment banking matters.  The term of the Investment Banking Agreement shall be for a period of twenty four months unless terminated or extended in accordance with its terms. For these services, CSC will receive monthly fees, have received 5,207,630 ten year common stock purchase warrants, exercisable at $.0113 and will receive applicable consideration in the event the closing of a Mezzanine Financing consisting of non-convertible subordinated debt and/or sale of equity securities.  We will also reimburse CSC for its reasonable out-of-pocket expenses associated with the services provided pursuant to the Investment Banking Agreement.

Cassel Salpeter & Co. is an independent investment banking firm that provides advice to middle-market and emerging growth companies in the U.S. and worldwide. Together, the firm’s professionals have more than 50 years of experience providing private and public companies with a broad spectrum of investment banking and financial advisory services, including: mergers and acquisitions; equity and debt capital raises; fairness and solvency opinions; valuations; and restructurings, such as 363 sales and plans of reorganization. Co-founded by James Cassel and Scott Salpeter, the firm provides objective, unbiased, results-focused services that clients need to achieve their goals. Personally involved at every stage of all engagements, the firm’s senior partners have forged relationships and completed hundreds of transactions and assignments nationwide. The firm’s headquarters are in Miami.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Directors, Executive Officers and Corporate Governance

Executive Officers and Directors

Set forth below is information regarding our executive officers and directors as of December 31, 2013

Mike Tomas	48	Director, President and Chief Executive Officer, Chief Financial Officer
William P. Murphy, Jr., M.D.	90	Director, Chairman of the Board
Mark P. Borman	59	Director
Charles A. Hart	53	Director
Sam Ahn	59	Director
Kristin Comella	37	Director, Chief Scientific Officer
Sheldon T. Anderson	63	Director

Our Bylaws provide that we shall have that number of directors determined by the majority vote of the board of directors. Currently we have seven directors.  Each director will serve until our next annual shareholder meeting. Directors are elected for one-year terms. Our Board of Directors elects our officers at the regular annual meeting of the Board of Directors following the annual meeting of shareholders. Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:

Executive Officers and Directors

Mike Tomas. Mr. Mike Tomas was appointed President and Chief Executive Officer and a member of our Board of Directors on June 19, 2010. Mike Tomas was appointed as the Company’s President and Chief Executive Officer, and as a director on June 19, 2010. Mr. Tomas has been President for the past nine years of The ASTRI Group, an early stage private equity investment company in Florida with an investment in Bioheart since 2001. In 2003, he joined Bioheart’s Board of Directors as the independent representative of The ASTRI Group. ASTRI provides capital, business development and strategic marketing support to emerging private companies. Mr. Tomas will continue to serve as President of The ASTRI Group. Previously from 1983 to 2001, Mr. Tomas held ascending executive positions including Chief Marketing Officer at Avantel, a $1 billion dollar joint venture with MCI. Upon retiring from MCI and WorldCom, Tomas joined other ex-MCI executives and helped raise $40M in venture capital to form Ineto, an integrated customer communications software solution that was successfully sold in 2001.

Mr. Tomas sits on the boards of Avisena (revenue cycle management company for medical practices), SilverSky (fka Perimeter Internetworking) (SaaS/managed security services provider for medical practices and financial institutions), Rokk3r Labs (a digital and mobile products developer and portfolio), Bioheart (adult stem cell development for heart muscle tissue repair) and is the current chairman of Florida International University’s Global Entrepreneurship Center. He is an inductee into the Miami-Dade College and WACE Halls of Fame for business, an FIU Torch Award winner — and winner of top communications, medical innovations, education and entrepreneurial awards. Mr. Tomas holds a Masters of Business Administration from the University of Miami and a Bachelor’s degree from Florida International University.

William P. Murphy, Jr., M.D. Dr. Murphy has served as a member of our Board of Directors since June 2003. Dr. Murphy founded Small Parts, Inc., a supplier of high quality mechanical components for design engineers, in 1964 and served as its Chairman until his retirement in April 2005. Small Parts, Inc. was acquired by Amazon.com, Inc. in March 2005. From October 1999 until October 2004, Dr. Murphy served as the Chairman and Chief Executive Officer of Hyperion, Inc., a medical diagnosis company which had an involuntary bankruptcy filed against it in December 2003. Dr. Murphy is the founder of Cordis Corporation (now Cordis Johnson & Johnson) which he led as President, Chairman and Chief Executive Officer at various times during his 28 years at Cordis until his retirement in October 1985. Cordis Johnson & Johnson is a leading firm in cardiovascular instrumentation.

Dr. Murphy received an M.D. in 1947 from the University of Illinois and a B.S in pre-medicine from Harvard College in 1946. He also studied physiologic instrumentation at Massachusetts Institute of Technology, or MIT. After a two year rotating internship at St. Francis Hospital in Honolulu, he became a Research Fellow in Medicine at the Peter Bent Brigham Hospital in Boston where he was the dialysis engineer on the first clinical dialysis team in the United States. He continued as an Instructor in Medicine and then a research associate in Medicine at Harvard Medical School. Dr. Murphy is the author of numerous papers and owns 17 patents. He is the recipient of a number of honors, including the prestigious Lemelson-MIT Lifetime Achievement Award, the MIT Corporate Leadership Award, the Distinguished Service Award from North American Society of Pacing and Electrophysiology, and the Jay Malina Award from the Beacon Council of Miami, Florida. He is also a member of the Inventors Hall of Fame

Mark P. Borman. Mr. Borman has served as a member of the Company’s Board of Directors since May 2009. He is a seasoned financial officer with more than 30 years of broad-based financial and investor relations experience. Mr. Borman brings small-company entrepreneurial passion and larger-company disciplines. In addition to the valuable experience he gained working with entrepreneurs and their startups from 2009 to present, Mr. Borman has experience with global, NASDAQ- and NYSE-listed companies in various executive and financial roles. He most recently served as Corporate Officer, Treasurer and Vice President of Investor Relations with ADC Telecommunications. During his career, Mr. Borman has held positions with General Instrument Corporation, First Chicago Corporation, FMC Corporation, Price Waterhouse, and KPMG. Mr. Borman received his B.A. in Accounting from Michigan State University and his M.B.A. from the University of Chicago Graduate School of Business.  He is a Certified Public Accountant and Chartered Financial Analyst and has experience as an advisor, board member, faculty, speaker, and mentor.

Charles A. Hart. Mr. Hart has served as a member of our Board of Directors since May 2009. Mr. Hart has more than 20 years of entrepreneurial experience. Mr. Hart founded Hart Masonry, Inc. in 1986 and has served as its President since then. He is also the Founder and President of Wildridge Enterprises. Mr. Hart is a member of the Board of Directors for Eagle Street Properties LLP.

Sam Ahn. Dr. Ahn previously served as a member of the Company's Board of Directors from January 2001 thru September 2008. Dr Ahn was one of the early pioneers in developing the field of endovascular surgery by coordinating and leading the first endovascular training courses in the US and Europe as well as developing some of the endovascular devices and techniques currently in clinical use today. He is a former Professor of Surgery in the Division of Vascular Surgery at UCLA, where he was also the Director of the Endovascular Surgery Program. In 2006 Dr. Ahn founded Vascular Management Associates, Inc., a consulting and management firm that sets up outpatient endovascular centers across the US. VMA has set up 8 such sites to date and is on track to set up two more this year. In 2008, he co-founded Wright-Ahn Technology, LLC, to develop and commercialize endovascular devices. In 2009, he co-founded MediBank International, LLC, a global healthcare IT Company. Dr. Ahn graduated from the University of Texas, Southwestern Medical School in Dallas, and received his general and vascular surgical residency training at UCLA. He also earned his MBA from the UCLA Anderson School of Management in August, 2004. Dr. Ahn sits on five vascular journal editorial boards, and has published over 120 peer-reviewed manuscripts, 50 book chapters, and five textbooks, including the first and definitive textbook on Endovascular Surgery. During the past eighteen years he has consulted for over 50 biomedical companies, both new and established, and has authored over 15 patents.

Kristin Comella. Ms. Comella was appointed Chief Scientific Officer in September 2010. Ms. Comella has served as our Vice President of R&D and Corporate Development since December 2008 and has played a major role in managing our product development, manufacturing and quality systems since joining Bioheart in 2004. Ms. Comella has 15 years of industry experience with expertise in regenerative medicine, training and education, research and product development, and currently serves on multiple advisory boards in the stem cell arena. Ms. Comella has many years of cell culturing experience including building and managing the stem cell laboratory at Tulane University's Center for Gene Therapy and developing stem cell therapies for osteoarthritis at Osiris Therapeutics. Ms. Comella holds an M.S. in Chemical Engineering from The Ohio State University and a B.S. in Chemical Engineering from the University of South Florida.  On March 12, 2013, Kristin Comella was appointed to serve as a member of our Board of Directors.

Sheldon T. Anderson. Mr. Anderson is Chairman of the Florida Advisory Board of Northern Trust Corporation. From 1992 through December 31, 2012, Mr. Anderson served in a variety of executive capacities with Northern Trust Corporation, including his most recent position as Chairman and Chief executive Officer Southeast Region of Northern Trust Corporation. Mr. Anderson is the Chair-elect of the Beacon Council, Miami-Dade County's economic development agency. He is a Board member of the Miami-Dade College Foundation, Inc.; Museum of Contemporary Art (MOCA); the New World Symphony; Baptist Health Systems Governing Board and Carrollton School of the Sacred Heart. He is Past Chair and a member of the Advisory Council of the United Way of Miami-Dade County. Anderson is President of the Board of Cleveland Orchestra Miami / Miami Music Association and also serves on the Advisory Board of the University of Miami School of Law for Ethics& Public Service.  He is a member of the Orange Bowl Committee and the President's Council of Florida International University. A Miami native, Sheldon holds a degree in International Studies from Ohio State University.

Family Relationships

There are no family relationships among our executive officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent (10%) of our outstanding Common Stock, or the Reporting Persons, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of Common Stock on Forms 4 or 5. Such persons are required by SEC regulation to furnish us with copies of all such reports they file. Based solely on a review of Forms 3 and 4 furnished to us by the Reporting Persons or prepared on behalf of the Reporting Persons by the Company and on written representations from certain Reporting Persons that no Forms 5 were required, the Company believes that the Reporting Persons have complied with reporting requirements applicable to them.

Conflicts of Interest

Members of our management are associated with other firms involved in a range of business activities.  Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our company.  Although the officers and directors are engaged in other business activities, we anticipate they will devote an important amount of time to our affairs.

Our officers and directors are now and may in the future become shareholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to ours.  Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities.  Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise.  Currently, we do not have a right of first refusal pertaining to opportunities that come to their attention and may relate to our business operations.

Our officers and directors are, so long as they are our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis.  A breach of this requirement will be a breach of the fiduciary duties of the officer or director.  If we or the companies with which the officers and directors are affiliated both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity.  However, all directors may still individually take advantage of opportunities if we should decline to do so.  Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.

Involvement in Certain Legal Proceedings

None of the following events have occurred during the past ten years and are material to an evaluation of the ability or integrity of any director or officer of the Company:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

a.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

b.	Engaging in any type of business practice; or
c.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5.

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

a.	Any Federal or State securities or commodities law or regulation; or
b.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

c.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

As part of our system of corporate governance, our Board of Directors has adopted a code of ethics that is specifically applicable to our Chief Executive Officer and senior financial officers. This Code of Ethics for Senior Financial Officers, as well as our Code of Business Conduct and Ethics, applicable to all directors, officers and employees, are available on our web site at http://www.bioheartinc.com/investorrelations.html. If we make substantive amendments to the Code of Ethics for Senior Financial Officers or the Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K within four days of such amendment or waiver.

Shareholder Recommendations for Board Nominees

There have been no material changes to the procedures by which security holders may recommend nominees to the Company’s board of directors from the procedures described in our Annual Report on Form 10-K for the year ended December 31, 2012.

Audit Committee

The Board of Directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of our Audit Committee are Mr. Borman, who serves as Chairperson of the Audit Committee, Dr. Murphy and Mr. Hart. Our Board of Directors has determined that Mr. Borman qualifies as a “financial expert” as that term is defined in the rules of the SEC implementing requirements of the Sarbanes-Oxley Act of 2002.

Limitation of Director Liability; Indemnification

Indemnity

The Florida Statutes and our certificate of incorporation and bylaws contain provisions for indemnification of our officers and directors, and under certain circumstances, our employees and other persons. The bylaws require us to indemnify such persons to the fullest extent permitted by Florida law. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, our best interests. The indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement. Our bylaws also provide that we may purchase and maintain insurance on behalf of any of our present or past directors or officers insuring against any liability asserted against such person incurred in their capacity as a director or officer or arising out of such status, whether or not we would have the power to indemnify such person.

We have no other indemnification provisions in our Certificate of Incorporation, Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act 1993”), as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act 1933 and is, therefore, unenforceable.

Executive Compensation.

Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2012 and 2011, the aggregate compensation awarded to, earned by or paid to our Chief Executive Officer and our two most highly compensated officers (other than the Chief Executive Officer), who were serving as executive officers as of December 31, 2013, or the Named Executive Officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Mike Tomas (5) CEO, President, CFO and Director	2013	$391,667	$375,000 (1)	$ —	$170,137 (2)(3)				$936,804
	2012	247,585	—	—	100,000 (4)	—	—	—	347,585

Kristin Comella (6) Chief Science Officer and Director	2013	159,167	125,000 (1)	—	81,916 (2)				366,083
	2012	105,671	—	—	—	—	—	—	105,671

(1)

On August 1, 2013, Mr. Tomas and Ms. Comella received $375,000 and $125,000, respectively, promissory notes for bonuses awarded. The promissory notes bear 5% interest per annum, unsecured and are due on demand.

(2)

On August 1, 2013, Mr. Tomas and Ms. Comella were granted 10,000,000 and 5,000,000, respectively, options to purchase the Company’s common stock at $0.01576 per share for ten years, vesting annually over four years.

(3)	On September 1, 2013, Mr. Tomas, as a member of the Company’s Board of Directors, was granted 400,000 options to purchase the Company’s common stock at $0.01654 for ten years, vesting immediately.

(4)

On January 16, 2012, Mr. Tomas was granted 500,000 options to purchase the Company’s common stock at $0.10 per share for ten years, vesting annually over four years. On August 6, 2012, Mr. Tomas was granted 2,000,000 options to purchase the Company’s common stock at $0.03 per share for ten years vesting annually over four years.

(5)	Mr. Tomas was appointed Chief Executive Officer and President on June 18, 2010.
(6)	Ms. Comella was appointed Chief Scientific Officer on September 24, 2010.

Our Stock Option Plans

In December 1999, our Board of Directors and shareholders adopted our 1999 Officers and Employees Stock Option Plan, or the Employee Plan, and the 1999 Directors and Consultants Stock Option Plan, or the Director Plan. The Employee Plan and the Director Plan are collectively referred to herein as “the Plans”.  The Plans are administered by the Board of Directors and the Compensation Committee. The objectives of the Plans include attracting and retaining key personnel by encouraging stock ownership in the Company by such persons. In February 2010 the Directors & Consultants Plan was amended to extend the termination date of the Plan to December 1, 2011.

In July 2008, the Board of Directors approved, subject to shareholder approval, the establishment of the Bioheart Omnibus Equity Compensation Plan, or the “Omnibus Plan. The establishment of the Omnibus Plan was approved by the Company’s shareholders at the Annual Meeting of Shareholders held on July 30, 2008. Pursuant to the Omnibus Plan, the Company may grant restricted stock, incentive stock options, non-statutory stock options, stock appreciation rights, deferred stock, stock awards, performance shares, and other stock-based awards consisting of cash, restricted stock or unrestricted stock in various combinations to the Company’s employees, directors and consultants. 5,000,000 shares of common stock have been reserved for issuance under the Omnibus Plan.

In fiscal, the Board of Directors approved, subject to shareholder approval 2013 Omnibus Equity Compensation Plan or the “2013 Omnibus Plan. Pursuant to the 2013 Omnibus Plan, the Company may grant restricted stock, incentive stock options, non-statutory stock options, stock appreciation rights, deferred stock, stock awards, performance shares, and other stock-based awards consisting of cash, restricted stock or unrestricted stock in various combinations to the Company’s employees, directors and consultants. 50,000,000 shares of common stock have been reserved for issuance under the 2013 Omnibus Plan.

Employment Agreements

As of this time, there are no employment agreements with any named executive officer.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth outstanding equity awards held by our Named Executive Officers as of December 31, 2012:

	Number of Securities Underlying		Option
	Unexercised Options and Warrants		Exercise Price	Option Expiration
Name	Exercisable (#)	Unexercisable (#)	($/per share)	Date
Mike Tomas	250,000	250,000	0.0169	1/16/2022
	750,000	1,250,000	0.0169	8/6/2022
Mike Tomas	125,000	375,000	0.50	06/18/2020
	250,000	250,000	0.0169	08/12/2021
	—	10,000,000	0.0158	8/1/2023
	400,000	—	0.0165	9/1/2023

Kristin Comella	187,500	312,500	0.0169	8/6/2022
	12,356	—	0.71	08/31/2014
	24,712	—	0.71	02/19/2015
	618	—	0.71	12/30/2015
	9,267	—	0.71	04/18/2016
	6,178	—	0.71	01/01/2017
	6,500	—	0.71	10/16/2017
	19,700	—	0.71	01/09/2019
	2,955	—	0.74	03/13/2019
	30,000	—	0.85	05/28/2019
	125,000	125,000	0.0158	08/21/2021
	—	5,000,000	0.0158	08/1/2023

Outstanding Stock Awards at Year End

The outstanding equity awards as at December 31, 2013 are as follows:

Name	Stock awards
	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Mike Tomas, NEO	1,750,000	0.0169 per share	0	0
Kristin Comella, NEO	312,500	0.0169 per share	0	0
Kristin Comella, NEO	125,000	0.0158 per share	0	0
Mike Tomas, NEO	1,750,000	0.0169 per share	0	0
Mike Tomas, NEO	375,000	0.50 per share	0	0
Mike Tomas, NEO	10,000,000	0.0158 per share	0	0
Kristin Comella, NEO	5,000,000	0.0158 per share	0	0

Options Exercises and Stocks Vested

Options exercised and stocks vested as at December 31, 2013 are as follows:

Name	Option awards		Stock awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Investing ($)
Mike Tomas, NEO	0	0	0	0
Kristin Comella, NEO	0	0	0	0

Grants of Plan-Based  Awards

Grants of plan-based awards as at December 31, 2013 are as follows:

Name	Grant date	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mike Tomas, NEO	n/a	0	0	0	0	0	0	0	0	0	0
Kristin Comella, NEO	n/a	0	0	0	0	0	0	0	0	0	0

Reference – Grant Date - n/a = not applicable.

Non Qualified Deferred Compensation

As at December 31, 2013 the Company had no formalized deferred compensation plan.

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Mike Tomas, NEO	0	0	0	0	0
Kristin Comella, NEO	0	0	0	0	0

Golden Parachute Compensation

As at December 31, 2013, the Company had no arrangements in place relating to the termination of employees.

Name	Cash ($)	Equity ($)	Pension/NQDC ($)	Perquisites/benefits ($)	Tax reimbursement ($)	Other ($)	Total ($)
Mike Tomas, NEO	0	0	0	0	0	0	0
Kristin Comella, NEO	0	0	0	0	0	0	0

Compensation of Directors

Directors who provide services to the Company in other capacities have been previously reported under “Summary Compensation”.  The following table summarizes compensation paid to or earned by our directors who are not Named Executive Officers for their service as directors of our company during the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total (1) ($)
Mike Tomas, Director	0	0	$6,304	0	0	0	$6,304
Charles A. Hart, Director	0	0	$6,304	0	0	0	$6,304
William P. Murphy Jr., Director	0	0	$6,304	0	0	0	$6,304
Samuel S. Ahn, Director	0	0	$6,304	0	0	0	$6,304
Mark Bormon, Director	0	0	$6,304	0	0	0	$6,304

 (1)   The values in the “Option Awards” and included within the “Total” columns above do not represent a cash payment of any kind. Rather these values represent the calculated Black-Scholes theoretical value of granted options.  It is important to note that these granted options may or may not ever be exercised.  Whether granted options are exercised or not will be based primarily, but not singularly, on the Company’s future stock price and whether the granted options become “in-the-money”. If these granted options are unexercised and expire, the cash value or benefit to the above noted individuals is $nil.

Pension Benefits

As of December 31, 2013, the Company had no pension or retirement plans.

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
Mike Tomas, NEO	not applicable	0	0	0
Kristin Comella, NEO	not applicable	0	0	0

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2013 for all compensation plans under the Company’s Stock Option Plan

			Additional
	No. of		Consideration
	Shares of Common		to be Received
	Stock Underlying		Upon Exercise
	Unexercised		or Material		Value
	Common Stock		Conditions	Option	Realized	Option
	Purchase Options	Date of	Required to	Exercise	if	Expiration
Name	Exercisable (#)	Grant	Exercise	Price ($)	Exercised ($)	Date
Mike Tomas, NEO	375,000	9/18/2010	$—	$0.50	$—	6/18/2020
	250,000	8/12/2011	—	0.0169	—	8/12/2021
	250,000	1/16/2012	—	0.0169	—	1/16/2022
	1,250,000	8/6/2012	—	0.0169	—	8/6/2022

	400,000	9/1/2013	—	0.0165	—	9/1/2023
Kristin Comella, NEO	24,712	2/20/2005	—	0.71	—	2/19/2015
	9,267	4/19/2006	—	0.71	—	4/19/2016
	6,178	1/2/2007	—	0.71	—	1/2/2017
	6,500	10/17/2007	—	0.71	—	10/17/2017
	19,700	1/9/2009	—	0.71	—	1/9/2019
	2,955	3/13/2009	—	0.71	—	3/13/2019
	30,000	5/29/2009	—	0.85	—	5/29/2019
	125,000	8/12/2011	—	0.0169	—	8/12/2021
	187,500	8/06/2012	—	0.0169	—	8/06/2022

Director Compensation

As of December 31, 2013, we had seven directors that qualified for compensation. Our non-employee directors do not receive cash compensation for their services as directors. However, it is generally our policy to annually grant each non-employee director options to purchase shares of our common stock provided that he or she has served as a member of our Board of Directors for at least six months and one day of the twelve month period immediately preceding the date of grant. In addition, we reimburse non-employee directors for actual out-of-pocket expenses incurred.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth the beneficial ownership(1) of our common stock as of April 16, 2014, based on an aggregate of 463,274,232 common shares issued and outstanding and 116,951,736 shares issuance upon the conversion of securities, for each of our greater than 5% shareholders, directors, named executive officers that continue to serve as executive officers of Bioheart and by all of our directors and named executive officers as a group. Unless otherwise indicated, the address of each of the individuals and entities named below is: c/o Bioheart, Inc., 13794 NW 4th Street, Suite 212, Sunrise, Florida 33325. Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.  The Company believes that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.  The “Amount of Beneficial Ownership” in calculated based on total shares held plus warrants held (plus stock options entitled to exercise).  The aggregate of these items, which totals 580,225,968, will be used as the denominator for the percentage calculation below.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class

Mike Tomas, President, CEO, CFO, and Director	20,778,947	(1) 3.6

Kristin Comella, Chief Scientific Officer and Director	2,712,288	(2) *

William P. Murphy, Jr. MD Director**	11,135,458	(3) 1.9

Charles A. Hart, Director**	16,462,534	(4) 2.8

Sam Ahn, Director**	34,681,807	(5) 6.0

Mark P. Borman, Director	1,433,450	(6) *

Sheldon T. Anderson, Director	4,681,988	(7) *

All officers and directors as a group (7 persons)	91,886,472	(8) 15.8
Northstar Biotechnology Group, LLC	48,225,587	(9) 8.3

* less than 1%

** Excludes Northstar Biotechnology Group, LLC (“Northstar”), owned partly by certain directors and existing shareholders of the Company, including Dr. William P. Murphy Jr., Dr. Samuel Ahn and Charles Hart.

(1)

(i) Includes shares are held by The Astri Group over which Mr. Tomas has shared voting and investment power and includes (i) includes 6,578,947 shares of common stock and (ii) 14,200,000 shares of common stock issuable upon exercise of presently exercisable stock options.

(2)	Includes 2,712,288 shares of common stock issuable upon exercise of presently exercisable stock options.

(3)

Includes (i) 8,771,929 shares of common stock and (ii) 2,363,529 shares of common stock issuable upon exercise of presently exercisable stock options and warrants.  Shares are directly owned by trusts controlled by Dr. Murphy and his spouse.

(4)	Includes (i) 9,150,094 shares of common stock and (ii) 7,312,440 shares of common stock issuable upon exercise of presently exercisable stock options.

(5)	Includes (i) 22,862,091 shares of common stock and (ii) 11,819,716 shares of common stock issuable upon exercise of presently exercisable stock options.

(6)	Includes (i) 23,450 shares of common stock and (ii) 1,410,000 shares of common stock issuable upon exercise of presently exercisable stock options

(7)	Includes (i) 1,940,994 shares of common stock and (ii) 1,940,994 shares of common stock issuable upon exercise of presently exercisable warrants.

(8)	Includes an aggregate of (i) 46,827,505 shares of common stock and (ii) 26,289,251shares of common stock issuable upon exercise of presently exercisable stock options and warrants.

(9)

Includes 28,225,587 shares of common and 20,000,000 shares of preferred but excludes the voting rights of the 20,000,000 shares of Series A Preferred Stock (non-convertible) in which each share of Series A Preferred Stock has voting power of twenty-five common shares.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Florida Business Corporations Act, a vote by the holders of at least a majority of the outstanding capital shares of the Company entitled to vote (the “Voting Shares”) is required to effect the action described herein. The Company’s Articles of Incorporation does not authorize cumulative voting for this matter. As of the Record Date, the Company had 963,274,232 voting shares issued and outstanding, consisting of 463,274,232 shares of common stock, and twenty million shares of Series A Preferred Shares which for voting purposes the each preferred share equates to twenty-five common shares (500,000,000 votes). The consenting stockholders are the record and beneficial owners of 597,553,092 shares of the Company’s preferred and common voting stock, which represents approximately 62% of the total number of Voting Shares. Pursuant to the Florida Business Corporations Act, the consenting stockholders voted in favor of the actions described herein in a written consent, dated April 16, 2014. No consideration was paid for the consent. The consenting stockholders‘ names, affiliations with the Company and their beneficial holdings are as follows:

Name	Affiliation	Voting Shares	Percentage (4)

Mike Tomas	Director, Officer and Stockholder	6,578,947	0.6%
Charles A. Hart	Director and Stockholder	9,150,094	0.94%
William P. Murphy, Jr. MD	Director and Stockholder	8,771,929	0.91%
Sam Ahn	Director and Stockholder	22,862,091	2.4%
Sheldon Anderson	Director and Stockholder	1,940,994	0.2%
Mark Borman	Director and Stockholder	23,450	0.002%
(1) Northstar Biotech Group, LLC	Stockholder	548,225,587	56.9%
TOTAL		597,553,092	62.0%

(1)

Based upon 548,225,587 “Voting Shares” outstanding as of April 16, 2014 representing 500,000,000 voting preferred and 48,225,587 shares of common stock. Northstar Biotech Group LLC is owned in part by certain of our existing directors and shareholders, including Dr. William P. Murphy Jr., Dr. Samuel Ahn and Charles Hart

INCREASE AUTHORIZED COMMON SHARES

Material Terms, Potential Risks and Principal Effects Of The Increase of Authorized Common Share

Our Board of Directors and the consenting majority stockholders have adopted and approved resolutions and an amendment to the Articles of Incorporation to effect an increase of the number of common shares of the Company that the Company may issue  from nine hundred and fifty million (950,000,000) shares of common stock  and twenty million (20,000,000) shares of preferred stock, both $.001 par value respectively, to two billion (2,000,000,000) shares of shares of common stock and twenty million (20,000,000) shares of preferred stock, both $.001 par value respectively. The Board of Directors and the consenting majority stockholder believes that the Increase in Authorized common shares is in the best interest of the Company and its stockholders because the increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as providing for reserves that are often required when and if necessary to raise additional capital for ongoing operations, business and asset acquisitions, present and future employee benefit programs and other corporate purposes as we make every effort to become cash flow positive.

The increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this action is not being presented with the intent that it be utilized as a type of anti-takeover device.

Stockholders should recognize that, as a result of this proposal, they will own a fewer percentage of shares with respect to the total authorized shares of the Company, than they presently own, and will be diluted as a result of any issuances contemplated and potentially executed by the Company in the future.

Plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock.

On November 20, 2013, we entered into an Investment Banking Agreement with Cassel Salpeter & Co. (“CSC”), who will act as exclusive third party financial advisor in connection with investment banking matters.  The term of the Investment Banking Agreement shall be for a period of twenty four months unless terminated or extended in accordance with its terms. Part of these services may involve the closing of a Mezzanine Financing consisting of non-convertible subordinated debt and/or sale of equity securities. In the event a Mezzanine Financing is closed, additional securities may be issued.  There are no definitive agreements at present for a Mezzanine Financing.

Apart from the above, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized.

DELIVERY OF INFORMATION STATEMENT

To reduce the expenses of delivering duplicate materials to our stockholders, we are taking advantage of householding rules that permit us to deliver only one Information Statement to stockholders who share the same address unless otherwise requested.

If you share an address with another stockholder and have received only one Information Statement, you may write or call us to request a separate copy at no cost to you. For future mailings, you may request separate materials or, if you are receiving multiple copies you may request that we only send one set of materials, by writing to us at Bioheart, Inc.  13794 NW 4th Street, Suite 212, Sunrise, Florida 33325.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read or copy any document we file at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this information may also be obtained by mail from the SEC’s Public Reference Branch at 100 F Street, N.E., Washington, D.C. 20549. In addition, our filings with the SEC are also available to the public on the SEC’s internet website at http://www.sec.gov

Distribution of Information Statement

The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

BIOHEART, INC.

By /s/ Mike Tomas

Mike Tomas

Chief Executive Officer

April 28, 2014

STATE OF FLORIDA

ARTICLES OF AMENDMENT

TO ARTICLES OF INCORPORATION

OF BIOHEART, INC.

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

BIOHEART, INC.

(a Florida Corporation)

Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (the “Act”), Bioheart, Inc. a Florida corporation (the “Corporation”), adopts the following Articles of Amendment to its Articles of Incorporation:

1.

The name of the Corporation is BIOHEART, INC.

2.

Article II of the Corporation’s Articles of Incorporation is hereby amended and restated in its entirety and replaced with the following:

************************************************************************************

ARTICLE II

CAPITAL STOCK

The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is 1,520,000,000 shares, consisting of (a) 20,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock ”) and (b) 2,000,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”).

A statement of the powers, preferences and rights, and the qualifications, limitations or residents thereof; in respect of each class of stock of the Corporation, is as follows:

A.

Preferred Stock

(1)

General.  The Preferred Stock may be issued from time to time in one or more classes or series, the share of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

(2)

Preferences.  Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance of any such Preferred Stock and with respect to each class or series of Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a)  whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

(b)  the number of shares to constitute the class or series and the designations thereof;

(c)  the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

(d)  whether or not the share of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e)  whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(f)  the dividend rate, if any, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preferences to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or non-cumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

 (g)  the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(h)  whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation’s capital stock and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i)  such other rights or limitations with respect to any class or series as the Board of Directors may deem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects.  The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series, authorized and unissued shares of the Preferred Stock not designated for any other class or series.  The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued and undesignated shares of the Preferred Stock.

B.  Common Stock

(1)   General.  All shares of Common Stock shall be identical and shall entitle the holders thereof to the same powers, preferences, qualifications, limitations, privileges and other rights.

(2)   Voting Rights.  Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of the Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock and each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder’s name on the books of the Corporation.

(3)   Dividends.  Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to shareholders of record on such date or dates as shall be fixed for such purpose by the Board of Directors in accordance with the Florida Business Corporation Act.

(4)   Other.  The Common Stock and holders thereof shall have all such other powers and rights as provided by law.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

        The undersigned , Bioheart, Inc., do hereby certify that:

                1.  They are the Chief Executive Officer of Bioheart, Inc., a Florida corporation (the “Corporation”).

                2.  The Corporation is authorized to 20,000,000 shares of preferred stock, of which none have been issued.

                3.  The following resolutions were duly adopted by the Board of Directors:

        WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 20,000,000 shares, issuable from time to time in one or more series;

        WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any Series and the designation thereof, of any of them; and

        WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of 5,000,000 shares of the preferred stock which the corporation has the authority to issue, classified as Series A,  as follows:

        NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1.

Definitions.  For the purposes hereof, the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 75% of the voting securities of the Corporation, or (b) a replacement at one time or within a one year period of more than one-half of the members of the Corporation's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (c) the execution by the Corporation of an agreement to which the Corporation  is a party or by which it is bound, providing for any of the events set forth above in (a) or (b).

“ Commission” means the Securities and Exchange Commission.

 “Common Stock” means the Corporation's common stock, and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Corporation and in which the Corporation receives benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Holder” shall have the meaning given such term in Section 2 hereof.

 “Original Issue Date” shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Person” means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“VWAP” shall mean the daily dollar volume-weighted average sale price for the Common Stock on the Trading Market on any particular Trading Day during the period beginning at 9:30 a.m., New York City Time (or such other time as the Trading  Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Trading  Market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" functions or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security on any particular Trading Day during the period beginning at 9:30 a.m., New York City Time (or such other time as the Trading  Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Trading  Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security on any particular Trading Day as reported in the "pink sheets" by the National Quotation Bureau, Inc.  If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  All such determinations of VWAP shall be appropriately and equitably adjusted in accordance with the provisions set forth herein for any stock dividend, stock split, stock combination or other similar transaction occurring during any period used to determine the Exercise Price (or other period utilizing VWAPs).

 Section 2.

Designation and Amount. The series of preferred stock shall be designated as its Series A Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be twenty million (20,000,000) shares (which shall not be subject to increase without the consent of all of the holders of the Series A Preferred Stock (each, a “Holder” and collectively, the “Holders”). Capitalized terms not otherwise defined herein shall have the meaning given such terms in Section 1 hereof.

Section 3.

Voting Rights. Except as otherwise provided herein and as otherwise required by law, each share of the Preferred Stock shall have 25 votes on all matters presented to be voted by the holders of common stock.

Section 4.

Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value per share  plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.  A Change of Control Transaction shall not be treated as a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

Section 5.

Conversion.

a)            Conversions at Option of Holder. Each share of Preferred Stock shall be convertible into that number of shares of Common Stock (subject to the limitations set forth in Section 5(c)) determined by issuing one (1) share of Common Stock of the Corporation for every share of Preferred Stock converted, at the option of the Holder, at any time and from time to time from and after the Original Issue Date. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion to the Corporation by facsimile (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.  To effect conversions, as the case may be, of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing such shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such share of Preferred Stock promptly following the Conversion Date at issue.  Shares of Preferred Stock converted or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

b)            Mechanics of Conversion

i.            Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver to the Holder (A) a certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock, and (B) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

ii.            Obligation Absolute.  The Corporation’s obligations to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Holder in connection with the issuance of such Conversion Shares.

iii.            Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Preferred Stock and payment of dividends on the Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Corporation as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of herein) upon the conversion of all outstanding shares of Preferred Stock, except that in the event there are not sufficient shares of Common Stock reserved or it would materially limit the number available shares of Common Stock for issuance, the Company will use its best efforts to increase the authorized shares of Common Stock and the holders of Preferred Stock shall vote in favor of such increase.  The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.

iv.            Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of the Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

Section 7.

Certain Adjustments.

a)            Stock Dividends and Stock Splits.  If the Corporation, at any time while  the Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)            Pro Rata Distributions. If the Corporation, at any time while Preferred Stock is outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price shall be determined by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

c)            Calculations.  All calculations under this Section shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the description of any such shares of Common Stock shall be considered on issue or sale of Common Stock.  For purposes of this Section 6, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

d)            Notice to Holders; Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any of this Section, the Corporation shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 9.

Miscellaneous.

a)            Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Corporation.  Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)            Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the liquidated damages (if any) on, the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c)            Lost or Mutilated Preferred Stock Certificate.  If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

d)            Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Florida (the “ Florida Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Florida Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such Florida Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

e)            Waiver.  Any waiver by the Corporation or the Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation.  The failure of the Corporation or the Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation.  Any waiver must be in writing.

f)            Severability.  If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

g)            Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)            Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

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